Exhibit 10.13

CONTRACT No. 424048860

This agreement is filed as a translation from the original Spanish language version and is supplied solely for informational purposes. The original version in the Spanish language is the definitive agreement and is the version that has legal force and effect.

TABLE OF CONTENTS

STATEMENTS
CLAUSES
ONE.	PURPOSE OF THE CONTRACT
TWO.	CONTRACT AMOUNT
THREE.	METHOD OF PAYMENT
FOUR.	FINANCING SOURCES
FIVE.	ASSIGNING COLLECTION RIGHTS
SIX.	WITHHOLDINGS
SEVEN.	FINANCING EXPENSES
EIGHT.	EXCESS PAYMENTS
NINE.	COST ADJUSTMENT
TEN.	CONTRACTUAL PENALTIES
ELEVEN.	PERFORMANCE PERIOD
TWELVE.	TERM
THIRTEEN.	EXTENSION TO THE COMPLETION DATE
FOURTEEN.	WORK FOR ADDITIONAL AMOUNTS OR FOR ITEMS NOT ESTABLISHED IN THE ITEM CATALOGUE
FIFTEEN.	CONTRACT AMENDMENTS
SIXTEEN.	ACT OF GOD OR FORCE MAJEURE
SEVENTEEN.	CONTRACT PERFORMANCE BOND AND GUARANTEE ON LATENT DEFECTS
EIGHTEEN.	INSURANCE POLICIES
NINETEEN.	AUTHORIZED REPRESENTATIVES
TWENTY.	SUBCONTRACTING
TWENTY-ONE.	CONTRACTOR RELATIONS WITH ITS WORKERS
TWENTY-TWO.	LIABILITY OF THE PARTIES
TWENTY-THREE.	ACCEPTANCE OF THE WORK
TWENTY-FOUR.	SETTLEMENT AND CONTRACT COMPLETION
TWENTY-FIVE.	CONTRACT SUSPENSION
TWENTY-SIX.	EARLY TERMINATION OF THE CONTRACT
TWENTY-SEVEN.	ADMINISTRATIVE RESCISSION OF THE CONTRACT
TWENTY-EIGHT.	RESCISSION PROCEDURE
TWENTY-NINE.	INFORMATION CONFIDENTIALITY
THIRTY.	CLAIMS AND DISPUTES OF A TECHNICAL OR ADMINISTRATIVE NATURE
THIRTY-ONE.	EXPERT DECISION
THIRTY-TWO.	CONCILIATION
THIRTY-THREE.	APPLICABLE LAW AND JURISDICTION
THIRTY-FOUR.	CONTINUATION OF THE WORK
THIRTY-FIVE.	TAX CLAUSE
THIRTY-SIX.	TRAINING AND CONDUCT OF CONTRACTOR PERSONNEL
THIRTY-SEVEN.	NOTIFICATIONS
THIRTY-EIGHT.	PRIORITY OF DOCUMENTS
THIRTY-NINE.	ATTACHMENTS TO THIS CONTRACT
CLAUSE.	OTHER STIPULATIONS
CLAUSE.	JOINT AND SEVERAL OBLIGATION

“WELL MAINTENANCE AND REPAIR WORK, AT THE POZA RICA – ALTAMIRA ASSET OF THE

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CLAUSE.	NATIONAL CONTENT PERCENTAGE
CLAUSE.	LEGAL AND MATERIAL AVAILABILITY OF LOCATIONS FOR PERFORMING WORK
CLAUSE.	ELECTRONIC LOG

“WELL MAINTENANCE AND REPAIR WORK, AT THE POZA RICA – ALTAMIRA ASSET OF THE

NORTH REGION” PACKAGE I

CONTRACT No. 424048860

PEMEX

North Region Department

Office of the Manager of Well Maintenance and Drilling, D.N.

Office of the Deputy Manager of Administration and Finance

Superintendency of Material Resources

Contractor Name: MERCO INGENIERIA INDUSTRIAL, S.A. DE C.V. AND FORBES ENERGY SERVICES (JOINT PROPOSAL)	Management Centre: 2383814020821800

Tax Registry Number (RFC): MII030908KH4 TAXPAYER IDENTIFICATION NUMBER: 98-0581100	Financial Entry: 314302515

Contract No.: 424048860	Contract Request: 5000008966

Contract Amount:

$234,256,757.01 MXP (two hundred and thirty-four million, two hundred and fifty-six thousand, seven hundred and fifty-seven pesos and 01/100 cents), plus US$48,842,604.99 (forty-eight million, eight hundred and forty-two thousand, six hundred and four US dollars and 99/100 cents)

International Public Tender with TLC 18575051-027/08 Tender: 027/08-TOUSPC-P

UNIT PRICE PUBLIC WORKS CONTRACT, ENTERED INTO BY AND BETWEEN PEMEX EXPLORACIÓN Y PRODUCCIÓN, WHO WILL BE CALLED PEP, REPRESENTED BY MARTIN TERRAZAS ROMERO, IN HIS CAPACITY AS MANAGER OF THE NORTH DIVISION, APPOINTED TO THE DEPARTMENT OF THE WELL DRILLING AND MAINTENANCE UNIT OF PEMEX EXPLORACIÓN Y PRODUCCIÓN; AND MERCO INGENIERIA INDUSTRIAL S.A. DE C.V. AND FORBES ENERGY SERVICES LTD. (JOINT PROPOSAL), WHO WILL BE CALLED THE CONTRACTOR, REPRESENTED BY MR. JOSE ANDRES SUAREZ IN HIS CAPACITY AS GENERAL ATTORNEY, REPRESENTATIVE AND AGENT OF BOTH COMPANIES, IN ACCORDANCE WITH THE FOLLOWING STATEMENTS AND CLAUSES:

S T A T E M E N T S

I. PEP states that:

I.1.	It is a decentralized agency of the Federal Public Administration, with its own legal status and assets, and with the legal capacity to enter into this contract, in accordance with the Constitutional Law of Petróleos Mexicanos and Subsidiary Agencies, published in the Official Journal of the Federation on July 16, 1992.

I.2.	Its representative has the powers to enter into this contract, which he proves through the Public Instrument No. 72,297 dated May 3, 2005 and executed in the presence of Notary Public 19 of the Federal District, Miguel Alessio Robles, which have not been revoked, amended or limited in any way on the signing date of this contract.

I.3.	It has the necessary authorizations to carry out the investment corresponding to the work hereunder, as recorded in the official investment authorization letter No. 340-A-259 (PEG – Poza Rica Pidiregas Comprehensive Project) dated February 15, 2002.

I.4.	The work hereunder was awarded through the International Public Tender that was carried out in accordance with the Free Trade Agreements signed by the United Mexican States number 18575051-027-08, based upon article 134 of the Political Constitution of the United Mexican States, articles 3 section II, 26 section I, 27 section I, 28, 30 section II subsection a) and article 34 of the Law of Public Works and Related Services.

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I.5.	Its head office for the purposes of this contract is the Administrative Building of the Office of the Manager of Well Drilling and Maintenance, North Division: Interior del campo PEMEX; Colonia Herradura, Codigo Postal 93370; Poza Rica de Hidalgo, Veracruz and its Federal Tax Registry Number is PEP-920716-7XA.

II. The CONTRACTOR states that:

II.1.	MERCO INGENIERIA INDUSTRIAL S.A. DE C.V. is a legally established company with its own legal status, in accordance with the legal provisions of the United Mexican States, as certified by the following Public Instruments

a)	Testimony from the public instrument 2,053 of September 5, 2003, executed in the presence of the Notary Public 115 of Reynosa, Tamaulipas, Jacinto Flores Pena, which first testimony is duly registered at the Public Registry of Commerce of Reynosa, Tamaulipas, under number 775, volume 2-016, First Book dated October 1, 2003, in which the company’s incorporation is recorded.

b)	Testimony from the public instrument 2,112 of February 10, 2004, executed in the presence of the Notary Public 115 of Reynosa, Tamaulipas, Jacinto Flores Pena, which first testimony is duly registered at the Public Registry of Commerce of Reynosa, Tamaulipas, under number 775, volume 2-016, First Book dated March 2, 2003, in which the General Ordinary Shareholders’ Meeting was notarized, in which the following, among other things, were agreed to: the resignation of the General Manager and Administrative Manager, the revocation of powers of attorney and amendment of Transitional Article Four of the Articles of Incorporation referring to the limitation established for exercising the General Power of Attorney for Ownership Acts, ordering now that the power of attorney for ownership acts may be exercised individually by the sole director under the broadest terms.

II.2.	Its representative has the powers to enter into this contract, as certified by Public Instrument No. 13163, dated July 11, 2008, which first testimony was duly registered at the Public Registry of Commerce of Reynosa, Tamaulipas, under number 327, volume 2-007, First Book dated July 11, 2008, executed in the presence of the Notary Public 233 of Reynosa, Tamaulipas, Alfonso Fuentes Garcia, which have not been revoked, amended or limited in any way on the signing date of this contract.

II.3.	It is Mexican and agrees, even when changing nationality, to continue to be considered as a Mexican as far as this contract is concerned, and to not invoke the protection of any foreign government, under penalty of losing all rights arising from this contract to the benefit of the United Mexican States.

II.4.	At the time of entering into this contract, it is current in the payment of all its tax obligations, according to the provisions of article 32-D of the Tax Code of the Federation and its RFC is MII30908KH4.

II.5.	FORBES ENERGY SERVICES, LTD. is a British company legally incorporated and existing in accordance with the legal provisions of England, Great Britain, as proven by the Certificate of Incorporation, registered at the Company Register on April 11, 2008 under registration number 41727; Certificate of Deposit of Memorandum of Increase of Share Capital registered at the Companies House on April 15, 2008, under registration number 41727, and with the Certification issued by Evelou Mosley in her capacity as Secretary of the Company on May 22, 2008, which document is certified by the Notary Public of the City of Hamilton, Bermuda, Tonya L. Marshall on July 8, 2008, which has its APOSTILLE issued by Leleath G. Bailey, Governor and Commander in Chief of the Bermudas under Certification No. 26,273.

II.6.	Its representative has the powers to enter into this contract, as certified by the notarization of the power of attorney that was executed abroad, performed through public instrument number 14,072 dated September 23, 2008, executed in the presence of the Notary Public No. 6 of Poza Rica, Ver., Joao Gilberto Lopez Hernandez, which have not been revoked, amended or limited in any way on the signing date of this contract.

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II.7.	It is a legal entity of American nationality and agrees to be considered as a Mexican as far as this contract is concerned, and to not invoke the protection of any foreign government, under penalty of losing all rights arising from this contract to the benefit of the United Mexican States.

II.8.	It does not have a permanent establishment in the country, and during the execution of this contract it does not intend to create one. However, if it were to be created according to the applicable laws, it commits to giving notice to the Ministry of the Treasury and Public Credit, to the Tax Administration Service (SAT) and to PEP, and to comply with its tax obligations in the Mexican Republic and that its Taxpayer Identification Number is 98-0581100.

II.9.	Its common address for the purposes of this contract is Cerro Azul No. 212 Colonia Petrolera, Reynosa, Tamaulipas C.P. 88680, Tel: (01-899) 920-2211, Fax: (01-899) 920-2240. E-mail: mercoingenieria@grupomerco.com, jose.suarez@grupomerco.com.

II.10.	It has the legal capacity to enter into contracts and meets the technical and financial conditions to undertake the performance of the work hereunder, and has the necessary experience for the efficient performance of said work.

II.11.	It is fully aware of the contents and requirements that are established by: (i) the Law of Public Works and Related Services and its Regulations; (ii) the laws, regulations and other administrative provisions issued in the area of public works and related services; (iii) the Safety and Health Regulations of Petróleos Mexicanos and what applies from the Regulatory Framework of Industrial Safety, Occupational Health, Environmental Protection and Energy Saving of Petróleos Mexicanos and Subsidiary Agencies; (iv) the work procedures, the construction specifications in force at PEP and the specific specifications for the work, the project, the execution program, the monthly amounts of the work arising therefrom; and (v) the item catalogue, which as attachments duly signed by the parties, form an integral part of this contract.

II.12.	It has properly inspected the site where the work hereunder will be carried out, in order to consider all factors that take part in its execution, and they are in agreement with the technical specifications that PEP provided it and all documents that form a part thereof.

II.13.	It meets all necessary legal requirements to enter into this contract, and does not fall under any of the scenarios set forth in articles 51 and 78 of the Law of Public Works and Related Services.

II.14.	Based upon the provisions of article 36 of the Law of Public Works and Related Services, they submitted a joint proposal within International Public Tender Number 18575051-027/08 as covered under the Purchasing Chapters of the Public Sector of the Free Trade Agreements signed by the Mexican Government with different countries, and based upon aforementioned provision and article 50 of the Regulations of the Law of Public Works and Related Services, they did enter into a private agreement for the joint proposal dated July 17, 2008, which forms an integral part of this contract as attachment Format DT-17, whereby they jointly and severally undertake to execute the work under the terms of this contract. For the purposes of this agreement in principle and consistent with the agreement of the joint proposal, the companies awarded with this instrument have designated MERCO INGENIERIA INDUSTRIAL, S.A. DE C.V. as a common representative.

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Taking the above statements into consideration, the parties agree to be bound in accordance with the following:

C L A U S E S

ONE

PURPOSE OF THE CONTRACT. PEP requires and the CONTRACTOR undertakes to perform, in accordance with this contract and its attachments, the complete work for the “WELL MAINTENANCE AND REPAIR WORK, AT THE POZA RICA – ALTAMIRA ASSET OF THE NORTH REGION” (PACKAGE I).

It is expressly understood and agreed that the CONTRACTOR will not have any share in the hydrocarbons extracted or produced at any of the development or exploratory wells hereunder, and that PEP will not give the CONTRACTOR a share in any compensation from the resulting production of the wells. The only right that the CONTRACTOR has is to receive the compensation provided for in this contract, as a result of the execution of the work hereunder, which is not dependent or contingent upon any factor that is not the very compliance with its obligations under this contract.

PEP will request that the CONTRACTOR execute the work through written work orders.

In compliance with the provisions of the second paragraph of article 36 of the Law of Public Works and Related Services and article 50 of its Regulations, and under the terms of Clause Two of the Private Agreement dated July 17, 2008, presented in the Joint Proposal of the companies: MERCO INGENIERIA INDUSTRIAL S.A. DE C.V. and FORBES ENERGY SERVICES LTD, the participation in the work hereunder for each member of the group will be according to the following:

MERCO INGENIERIA INDUSTRIAL S.A. DE C.V. is under obligation to execute: the administration, control and management of the contract in addition to:

1.Infrastructure works (complete item 9.0 and sub-items).

2.Platforms (complete item 10.0 and sub-items).

3.Construction of anchors (complete item 11.0 and sub-items).

4.Supplementary works (complete item 12.0 and sub-items).

FORBES ENERGY SERVICES LTD is under obligation to execute: the operation and engineering described in:

1.Interventions with contractor equipment (complete item 2.0 and sub-items).

2.Interventions with PEP equipment and contractor coordination (complete item 3.0 and sub-items).

3.Share of daily rental of drilling equipment (complete item 4.0 and sub-items).

4.Monitoring system (complete item 5.0 and sub-items).

5.Optional services (sub-items 6.1, 6.2, 6.5, 6.6, 6.7 and 6.8 from item 6.0).

6.Hydraulic testing upon introducing the production equipment (item 8.0 and sub-items).

TWO

CONTRACT AMOUNT. The total amount of this contract is: $234,256,757.01 MXP (two hundred and thirty-four million, two hundred and fifty-six thousand, seven hundred and fifty-seven pesos and 01/100 cents), plus US$48,842,604.99 (forty-eight million, eight hundred and forty-two thousand, six hundred and four US dollars and 99/100 cents) plus the Value Added Tax.

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THREE

METHOD OF PAYMENT. The CONTRACTOR will receive from PEP the amount resulting from applying the unit prices to the amounts of work performed, as total payment for each item unit of work completed, executed according to the contract, construction specifications and quality standards.

The amount to pay for the work hereunder will be calculated by preparing estimates that will cover monthly periods and will be submitted by the CONTRACTOR to the site supervision office. They will be accompanied by the documentation that certifies the admissibility of their payment, within 6 (six) calendar days following the cut-off date, which will be the last day of each month. If the estimates are not submitted in the aforementioned term, the corresponding estimate will be submitted on the following cut-off date, without giving rise to a claim for expenses and/or financing costs from the CONTRACTOR. The site supervision office will have a period no longer than 15 (fifteen) calendar days to review and authorize the estimates, following the date that the corresponding estimates are submitted to it.

When analyzing and calculating the payment amounts, the applicable fees and taxes shall be considered, under the terms of the tax laws. The CONTRACTOR will be solely responsible for the invoices meeting the administrative and tax requirements for their payment. Therefore, the delay in their payment due to the lack of any of these, or due to their incorrect or late submission, will not be grounds to request the payment of financing expenses as referred to in article 55 of the Law of Public Works and Related Services.

The parties who sign this contract in their capacity as CONTRACTORS, agree that the company MERCO INGENIERIA S.A. DE C.V., in its capacity as Common Representative, will be the one to submit the invoices for each and every one of the payments arising from this contract. This is with the understanding that PEP will not be liable for the manner in which the Common Representative distributes or divides the earnings or losses with respect to the amounts that it receives as a result of this contract.

The submission date of the estimates to the site supervision office shall be recorded in the log.

Estimates for work performed shall be paid by PEP, under its responsibility, within a period no longer than 20 (twenty) calendar days, from the date on which they have been authorized by the site supervision office. This date will be recorded in the log of the work and in the estimates themselves.

Payments to the CONTRACTOR will be done invariably by an automatic bank deposit into account of the credit institution authorized to operate in the United Mexican States, selected by the CONTRACTOR, who shall notify PEP in writing directly at the Payment Window for the North Region, located at Boulevard campo PEMEX s/n (to one side of the vehicle entrance #2) interior campo PEMEX Col. Herradura C.P. 93370, Poza Rica de Hgo. Ver, prior to the first of the payments that take place under this contract.

The estimates and the settlement, even though they have been paid, will not be considered full acceptance of the work, since PEP expressly reserves the right to file claims for missing or poorly performed work, and where appropriate, for the excess payment that has been made.

The payment of the cost adjustments and financing cost will be done in the estimates following the month on which the granted adjustment has been authorized, by applying to the amount of the aforementioned estimates the detailed increase corresponding to said factors for each type of adjustment. The latest adjustments that have been authorized shall be applied. All adjustment factors granted shall accumulate.

Payment of the authorized estimates of non-recoverable expenses that are duly proven will be done in accordance with the terms and conditions of the second paragraph of article 54 of the Law of Public Works and Related Services. No additional cost will be applicable to the resulting amounts, whether for indirect costs, financing or profits.

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Once the CONTRACTOR has received the payment, it will have 15 (fifteen) calendar days to dispute any aspect thereof. Once this period has passed without any claim being filed, the payment will be considered definitively accepted and the CONTRACTOR will release PEP from any obligation related to said payment.

Payments will be made in local currency at the exchange rate published by the Bank of Mexico in the Official Journal of the Federation on the date on which said payments are made.

FOUR

FINANCING SOURCES. The CONTRACTOR acknowledges that Petróleos Mexicanos, its Subsidiary Agencies or any financial institution and/or affiliate that it may designate for this purpose, may use the resources from financing, in order to finance the payments arising from this contract. The CONTRACTOR knows and undertakes to inform its CONTRACTOR and/or subcontractors on a timely basis regarding the requirements related to the documentation required by the financing sources, in order to ensure compliance with the provisions of this clause.

The “Country of Origin Certificate for Goods and/or Services”, submitted prior to the signing of this contract, is integrated into this contract as attachment “G-1”, with the understanding that PEP may request any clarification or additional information from the CONTRACTOR regarding the certificate referred to in this clause during the validity of the contract. Likewise, in the event that the information considered in said certificate were to be amended during the validity of this contract, the CONTRACTOR undertakes to notify PEP immediately after the CONTRACTOR is aware of the amendment, which will not mean that an amendment is made to this contract.

The CONTRACTOR undertakes to submit the documentation required by the financing sources, which shall be submitted in accordance with the requirements established in attachment “G” named “Documentation Required by Financing Sources”. To this end, it will follow the instructions and specific formats in force that are contained within the “Instructions from Petróleos Mexicanos and its Subsidiary Agencies for the Submission of Documentation Required by the Financing Sources”, which was delivered to it prior to the signing of this contract. The current instructions referred to in this clause, are also available on the following webpage of PEMEX: www.pemex.com/proveedores/documentación.

The CONTRACTOR shall appear at the responsible department (“Financing Module”) of PEP, before each payment event in order to provide the documentation required by the financing sources, which may apply. The responsible department (“Financing Module”) will issue the “Documentation Tracking Receipt” and/or will affix the corresponding seal, which will become part of the support documentation that the CONTRACTOR must attach to each payment request that it submits under this contract.

PEP will not be under obligation to issue or submit the “Documentation Tracking Receipt” and/or corresponding seal when the CONTRACTOR does not submit the documentation required by the applicable financing sources, without just cause.

PEP may request any modification, clarification or additional information from the CONTRACTOR related to the documentation required by the financing sources.

In the same manner, the CONTRACTOR accepts that for certain cases, the documentation required by the financing sources shall be submitted to the entity (agent bank, export credit agency, Corporate Finance Office, etc.) that PEP may indicate on a timely basis.

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FIVE

ASSIGNMENT OF COLLECTION RIGHTS. The CONTRACTOR may not assign the rights and obligations arising from this contract either partially or fully in favour of any other individual or legal entity, except for the collection rights on the estimates for the work performed. In this case, the CONTRACTOR shall request consent from PEP in writing, who will come to an appropriate decision within a term of 15 (fifteen) calendar days from the request submission. In the event that the aforementioned period has passed without PEP having given a response in writing to the request from the CONTRACTOR, this request will be considered not accepted.

If as a result of the assignment of the collection rights requested by the CONTRACTOR, a delay in payment were to occur, the payment of financing expenses as referred to in article 55 of the Law of Public Works and Related Services will not apply. Neither will the process of assigning collection rights grant the CONTRACTOR the right to request an extension to the completion date.

SIX	WITHHOLDINGS. The CONTRACTOR accepts that the following withholdings will be performed on each of the estimates that are paid:

a).-FIVE THOUSANDTHS of the amount of the work performed, which will be set aside for the Ministry of the Civil Service for the fees from the inspection service, supervision and control of the work, which PEP will deliver to the Treasury of the Federation, in accordance with article 191 of the Federal Law of Fees.

SEVEN

FINANCING EXPENSES. In the case of non-compliance in the payment of the estimates and cost adjustment, PEP at the request of the CONTRACTOR, shall pay financing expenses at a rate that will be equal to that set by the Revenue Law of the Federation in cases of late payment of tax credits. Said expenses will begin to be generated when the parties have defined the amount to be paid and will be calculated on the unpaid amounts. They must be calculated by calendar days from the time they are calculated and until the date they are actually made available to the CONTRACTOR, in accordance with article 55 of the Law of Public Works and Related Services.

EIGHT

EXCESS PAYMENTS. In the case of excess payments that the CONTRACTOR has received, it shall return the excess amounts paid plus the corresponding interest, as indicated in clause six “WITHHOLDINGS” of this contract. The interest will be calculated on the excess amounts paid in each case and will be calculated by calendar days, from the payment date to the date on which the amounts are actually made available to PEP.

It will not be considered an excess payment when the differences borne by the CONTRACTOR are offset in the following estimate, or in the settlement, if said payment had not been identified previously.

NINE

COST ADJUSTMENT. The parties agree to the review and adjustment of the costs that make up the unit prices of this contract, agreed upon in local currency, in accordance with article 56 of the Law of Public Works and Related Services and articles 105, 106 and 144 of its Regulations. Therefore, both parties agree to take the itemized costs that are listed in Format DE-1 as the basis for performing the costs adjustments, which the CONTRACTOR attached in its proposal. According to article 105 from the Regulations of the Law of Public Works and Related Services, within 60 (sixty) calendar days following the publication of the indices that are applicable to the period for said indices, the CONTRACTOR shall request the corresponding cost adjustment from PEP. Once the above period has passed, the CONTRACTOR no longer has the right to claim the cost adjustment for the period in question.

Within 60 (sixty) calendar days following receipt of the request, PEP will issue the applicable decision in writing. Authorization of the cost adjustment shall be done through the official decision letter that agrees upon the corresponding increase or decrease.

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Adjustment of the costs that make up the agreed unit prices in local currency, which are part of the total direct costs, will be done according to the express terms of articles 56, 57 section III and 58 of the Law of Public Works and Related Services, and articles 145, 146, 147, 152 and 153 of its Regulations.

LOCAL CURRENCY.

I.The adjustments will be calculated from the date on which the increase or decrease has occurred in the cost of the inputs, with regard to the incomplete work, according to the execution schedule agreed upon in the Contract, or if there is a delay not attributable to the CONTRACTOR, regarding the schedule that had been agreed upon.

When the delay is due to causes attributable to the CONTRACTOR, the cost adjustment will proceed exclusively for the incomplete work according to the schedule that had been agreed upon.

The base indices that will serve for calculating the cost adjustments in the Contract will be those that correspond to the date of the ceremony for submission and opening of proposals.

The original prices of the inputs shall be the prevailing prices at the time the proposals are submitted and opened, and may not be modified or replaced by any variation that may occur between the date they are submitted and the last day of the adjustment month.

II.The cost increases or decreases of the inputs will be calculated based upon the Producer Price Indices for Services that the Bank of Mexico publishes.

When the indices that the CONTRACTOR and PEP require are not found among those published by the Bank of Mexico, PEP will proceed to calculate them according to the prices that it investigates, using the guidelines and methodology issued by the Bank of Mexico.

In the specific case of labour, the variation corresponding to the minimum wage of the corresponding Region will be used as the index, which is published by the National Minimum Wage Commission in the Official Journal of the Federation.

III.The original prices of the Contract will remain fixed until the completion of the contracted work. The adjustment will be applied exclusively to the direct costs, holding the indirect costs and original earnings constant during the performance of the Contract. The financing cost will be subject to variations in the interest rate that the CONTRACTOR has considered in it its proposal; and

IV.All other guidelines that the Ministry of the Civil Service may issue in this regard.

Review of the cost adjustments will be monthly, where the parties agree that the authorized factors will remain fixed during this period. For calculation of the factor that will prevail during the monthly period, the indices corresponding to the calendar month are considered, for the month in which the validity of the factor begins.

Calculation of the cost adjustments will be subject to the provisions of Section II of CHAPTER FIVE from the Regulations of the Law of Public Works and Related Services.

When the cost adjustment moves upwards, the CONTRACTOR will be the one to initiate it. If it is downwards, PEP will be the one to do this.

Within sixty (60) calendar days following the receipt of the request, PEP will issue the applicable decision in writing. The authorization of the cost adjustment shall be made through the official decision document that agrees to the corresponding increase or decrease.

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The payment of the cost adjustments will be made on the estimates following the month in which the granted adjustment has been authorized.

The procedure used for updating prices consists of calculating the sum of the terms formed by each of the proportions or incidents (expressed in decimals) in which the respective inputs take part, multiplied by the quotient formed by the relative current and prior inputs corresponding to the dates that determine the update period. The cost adjustment procedure in local currency may not be modified during the contract term.

The above procedure can be expressed in the following equation:

Where:

Pa =	Updated sum price.
Po =	Contractual sum price that is to be updated.
S =	Sum of the “n” terms.
Zm =	Proportion or incident in which the input “m” takes part in the direct cost of the work.
INm =	Is the relative cost input on the update for the input “m”
IOm =	Is the relative cost input on the proposal submission and opening date.
m =	Number of inputs that can go from 1 to “n”.
Ffm =	Modified Financing Factor.
Fo =	Original Financing Factor as a fraction.
Ia =	Updated Interest Rate as a fraction.
Io =	Original Interest Rate as a fraction.

The payment of the cost adjustments and financing cost will be done in the estimates following the month on which the granted adjustment has been authorized, by applying to the amount of the aforementioned estimates the detailed increase corresponding to said factors for each type of adjustment. The latest adjustments that have been authorized shall be applied.

DOLLARS:

The adjustment of the costs that make up the agreed unit prices in dollars, which take part in the total direct cost, will be done according to the express terms of article 33 section VI of the Law of Public Works and Related Services and article 153A of its Regulations.

Review of the costs for the portion offered in Dollars shall be done through the following procedure:

I.The adjustments will be calculated from the date on which the increase or decrease to the established index has taken place, with respect to the incomplete work, according to the execution schedule that had been agreed upon in the Contract, or in the event that there is a delay not attributable to the CONTRACTOR, with respect to the schedule that had been agreed upon.

When the delay is due to causes attributable to the CONTRACTOR, the cost adjustment will proceed exclusively for the incomplete work, according to the schedule that had been agreed upon.

The date that will serve as a basis for calculating the cost adjustments for the dollar portion, will be the date corresponding to the proposal submission and opening ceremony.

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The original prices in dollars shall be the prevailing prices at the time of the proposal submission and opening, and may not be modified or replaced by any variation that occurs between their submission date and the last day of the adjustment period.

Review of the cost adjustments will be monthly

II.The increase or decrease in costs of inputs will be calculated for inputs other than foreign labour upon the basis of the Producer Price Index PCUOMFG-OMFG, while foreign labour will be based upon the Average Weekly Earnings of Production Workers CES0500000030, both published by the Bureau of Labor Statistics of the US Department of Labor. For national inputs other than labour, they will be based upon the Producer Price Index with Services excluding petroleum SP6, and for labour, the minimum wage published by the National Minimum Wage Commission in the Official Journal of the Federation of the corresponding region, as well as the average monthly exchange rates for meeting obligations in foreign currency published by the Bank of Mexico.

III.The original prices of the Contract will remain fixed until the completion of the contracted work. The adjustment will apply exclusively to the direct costs offered in dollars, with the excess cost factor remaining constant, and

IV.To all other guidelines that the Ministry of the Civil Service issues for this purpose.

Within sixty (60) calendar days following the receipt of the request, PEP will issue the applicable decision in writing. The authorization of the cost adjustment shall be made through the official decision document that agrees to the corresponding increase or decrease.

When the cost adjustment moves upwards, the CONTRACTOR will be the one to initiate it. If it is downwards, PEP will be the one to do this.

The payment of the cost adjustments will be made on the estimates following the month on which the granted adjustment has been authorized.

The formalization of the cost adjustment shall be done through the official decision letter that agrees upon the corresponding increase or decrease. Consequently, no agreement will be required.

The cost adjustment procedure in Dollars may not be modified during the validity of the Contract.

The above procedure can be expressed in the following equation:

Where:
XD1 + XD2 + ZMN1 + ZMN2 = 1
Fa = Update factor.
Foreign inputs offered in Dollars
XD1 =	Proportion or incident by which the total of the foreign inputs takes part in the direct cost of the work.

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IaD1 =	The Producer Price Index PCUOMFG-OFMG that is published by the Bureau of Labor Statistics on the update for the foreign inputs.
IoD1 =	The Producer Price Index PCUOMFG-OFMG that is published by the Bureau of Labor Statistics on the proposal submission and opening date for foreign inputs.
XD2 =	Proportion or incident by which the total of the foreign inputs takes part in the direct cost of the work quoted in dollars.
IaD2 =	The Average Weekly Earnings of Production Workers CES0500000030 that is published by the Bureau of Labor Statistics on the update for the foreign labour quoted in dollars.
IoD2 =

The Average Weekly Earnings of Production Workers CES0500000030 that is published by the Bureau of Labor Statistics on the proposal submission and opening date for the foreign labour quoted in dollars.

National inputs offered in Dollars
ZMN1 =	Proportion or incidence by which the total national inputs, other than labour, take part in the direct cost of the work quoted in dollars.
IaMN1 =

Is the National Producer Price Index with services excluding petroleum SP6, which the Bank of Mexico publishes on the update for the national inputs, other than labour, in the direct cost of the work offered in dollars.

IoMN1 =

Is the National Producer Price Index with services excluding petroleum SP6, which the Bank of Mexico publishes on the proposal submission and opening date for the national inputs, other than labour, in the direct cost of the work offered in dollars.

ZMN2 =	Proportion or incidence by which the total national labour, takes part in the direct cost of the work quoted in dollars.
IaMN2 =

Is the minimum wage of the Region that corresponds to the performance of the work, which is published by the National Minimum Wage Commission in the Official Journal on the update for national labour in the direct cost of the work offered in dollars.

IaMN2 =

Is the minimum wage of the Region that corresponds to the performance of the work, which is published by the National Minimum Wage Commission in the Official Journal on the proposal submission and opening date for national labour in the direct cost of the work offered in dollars.

TCaMN =

The average exchange rate for settling obligations in foreign currency from the month of the update, which is obtained from the following webpage: www.banxico.org.mx on the following path: Exchange Rate Market > Exchange Rates > Average exchange rates of the period > Publication date in the Official Journal of the Federation.

TCoMN =	The average exchange rate for settling obligations in foreign currency on the month of the proposal submission and opening.

The maximum overall cumulative adjustment percentage that may be granted for the portion offered in dollars is 3% annualized. In other words, no more than 3% may be granted for each period of twelve (12) months or its monthly equivalent.

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The lower of the following will be applied: the result produced by the formula, and the result from multiplying the number of months included between the proposal submission and opening date and the update month by 0.25%, divided by 100.

(0.25% x N) / 100; where N = Number of months counted from the month following that of the proposal submission and opening date, and up to and including the update month.

NOTES:

If during the validity of the contract, the agreed indices in the specific equation were to no longer be published, the parties will use those that the Bank of Mexico and the U.S. Bureau of Labor Statistics establish as equivalent for national and foreign inputs respectively, provided that more advantageous conditions are not granted by this substitution with respect to the originally agreed indices.

In the event that with the use of the equivalent indices it is detected that more advantageous conditions are being granted to the CONTRACTOR, the last authorized factor will be granted, which will prevail for the rest of the contract.

None of the cost adjustment procedures may be modified during the term of the Contract.

NINE

CONTRACTUAL PENALTIES.

The parties to this contract agree that in the event there are delays in the performance of the work due to causes attributable to the CONTRACTOR, PEP will apply the following contractual penalties:

1.0	FOR EACH DAY OF DELAY

1.1	If during the well intervention, the CONTRACTOR is delayed in the period established for this, in accordance with Attachment “B” of the contract, it will be subject to the application of a contractual penalty consisting of the amount equivalent to one percent (1%) of the cost of the intervention that it is carrying out, specified in Attachment “DE-10” of this contract, for each day of delay or prorated fraction of delay.

2.0	Penalty for equipment delays and/or shutdowns

2.1	Delay in transportation. In the case of transportation services of the repair equipment, when the Contractor does not arrive at the assigned location within the time agreed according to items 1.2 to 1.5 of ATTACHMENT “B” due to causes attributable to the same, PEP will penalize the CONTRACTOR US$ 350.00 for each hour of delay or fraction of standby time.

2.2	Delay of Operations. If the CONTRACTOR does not commence operations at the scheduled time due to causes attributable to the same, it will be penalized US$ 350.00 for each hour or fraction of delay.

2.3	Shutdown of Contractor Equipment. In the event that the operation of the well repair equipment is suspended due to causes attributable to the CONTRACTOR, it will be penalized US$ 350.00 for each hour or fraction of shutdown of the equipment when it operates on a daily rate.

2.4	Shutdown of PEP Equipment. In the event that the operation of the well repair equipment owned by PEP is suspended due to causes attributable to the CONTRACTOR, it will be penalized $350.00 for each hour or fraction of the equipment shutdown.

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The penalties will be applied on the estimates that the CONTRACTOR generates. If it is not possible to apply the established penalties in any of the above cases, the CONTRACTOR is under obligation to deliver to PEP the amount corresponding to said penalties through a certified cheque, otherwise the performance bond will be exercised.

If PEP decides to demand compliance with this contract in accordance with article 1846 of the Federal Civil Code, applicable by extension, the CONTRACTOR shall submit the express consent from the surety institution regarding the guarantees of this contract, where it indicates the period granted to comply with the obligation.

The contractual penalties established in this clause may in no case be greater than the amount of the performance bond in their entirety.

The application of said penalties will not take place when the delay or interruption comes from an act of God or force majeure event or any other cause not attributable to the CONTRACTOR.

The penalties for delay in the performance of the work agreed to in this clause, or any other contractual penalty that must be applied in relation to this contract, will be applied against the estimates that the CONTRACTOR submits to PEP and that PEP pays to the company MERCO INGENIERIA INDUSTRIAL S.A. DE C.V., by virtue of its appointment as Common Representative, regardless of which of the parties is responsible for the delay in the performance of the work and/or any other breach of contract, according to the parts of the works that each company is under obligation to perform as referred to in clause one of this contract, with the understanding that PEP will not be responsible for the manner in which the Common Representative applies the penalties and/or distributes the payments that it receives as a result of this contract.

ELEVEN	PERFORMANCE PERIOD. The CONTRACTOR undertakes to perform the work hereunder in 730 calendar days from September 26, 2008 and to complete it no later than September 25, 2010, in accordance with the stipulations agreed to in the contract and its attachments.

TWELVE	TERM. This contract will be valid from the date of its signing and until the legal act is formalized through which the rights and obligations of the parties are ended in their entirety.

THIRTEEN

EXTENSION TO THE COMPLETION DATE. The completion date indicated in the clause named “PERFORMANCE PERIOD”, may be extended, without the performance period of the contract being modified in this regard, by adjusting the execution schedule, only when the following events occur:

(a) If any duly proven act of God or force majeure event occurs, the completion date of the performance period will be extended by a period of time equal to that of the suspension caused by the same, provided an annotation is made in the log and the CONTRACTOR submits its extension request in writing to PEP along with the corresponding support documentation, which shall be done prior to the notice of completion of the work. If said request is not submitted by the CONTRACTOR and said annotation is not performed, no extension will be granted. PEP shall give its decision regarding the extension request within 30 (thirty) calendar days following the submission of the request. If it does not do so, the request will be considered accepted. In the event the extension is accepted, an agreement in writing shall be formalized, with the updated execution schedule being established;

(b) If the work or any part thereof cannot move forward or are delayed due to any act or omission of PEP or another CONTRACTOR working on the site, without involving the CONTRACTOR or any of its subcontractors, the completion date of the execution schedule will be extended, for the period of time whereby the work or part thereof is thus suspended, provided an annotation is made on the log and the CONTRACTOR submits its extension request in writing to PEP along with the corresponding support documentation, within the performance period. If

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said request is not submitted by the CONTRACTOR and said annotation is not performed, no extension will be granted. In the event that it is proven that the event is attributable to PEP, it shall give its decision regarding the extension request within 30 (thirty) calendar days following the submission of the request. If it does not do so, the request will be considered accepted. In the event the extension is accepted, this shall be formalized through the corresponding support certificate; and

(c) In the event that PEP orders the suspension of work, it shall proceed in accordance with the clause named “CONTRACT SUSPENSION”.

FOURTEEN

WORK FOR ADDITIONAL AMOUNTS OR FOR ITEMS NOT ESTABLISHED IN THE ITEM CATALOGUE. If during the contract period, PEP requires the performance of additional amounts of work or work for items not established in the item catalogue, or the CONTRACTOR realizes the need to carry them out, the latter may only perform said work once it has written authorization or through an annotation on the log by the site supervisor, except in cases of an emergency where it is not possible to wait for his authorization.

In the event that the scenarios established in this clause were to occur, the CONTRACTOR, once the work is performed, may prepare its estimates and submit them to the site supervisor on the following estimate. PEP may authorize the payment of the estimates for the work performed.

In the case of additional amounts, these will be paid at the unit prices originally agreed to in this contract. In the case of items not established in the item catalogue, their unit prices shall be reconciled and authorized prior to their payment, pursuant to the provisions of articles 76, 77, 78 and other applicable articles of the Regulations of the Law of Public Works and Related Services.

FIFTEEN	CONTRACT AMENDMENTS. The amount and/or period of the contract may be amended for duly proven reasons, and through an agreement in writing, under the terms of article 59 of the Law of Public Works and Related Services and articles 69 and 80 of its Regulations.

SIXTEEN

ACT OF GOD OR FORCE MAJEURE. An act of God or force majeure are understood to be natural phenomena or acts committed by persons that are beyond the control of either of the parties and that take place without there being fault or negligence on the part of the parties. These events are unavoidable, unforeseeable, or cannot be avoided even when they are foreseen, which prevent the affected party from performing its obligations in accordance with this contract. Among others, the following events are considered to be acts of God or force majeure: strikes and labour disturbances (provided they have not given rise or contributed to them), riots, quarantines, epidemics, wars (declared or not), blockades, civil disturbances, insurrections, fires (when they have not given rise or contributed to them) and storms.

In the event of suspension of work arising from an act of God or force majeure, the provisions of the clauses named “EXTENSION TO THE COMPLETION DATE” and “CONTRACT SUSPENSION” will be observed.

In the event of early termination of work arising from an act of God or force majeure, the provisions of the clause named “EARLY TERMINATION OF THE CONTRACT” of this contract will be observed.

SEVENTEEN

CONTRACT PERFORMANCE BOND AND WARRANTY FOR LATENT DEFECTS.

CONTRACT PERFORMANCE BOND.

The CONTRACTOR, in order to guarantee compliance with the obligations arising from this contract, delivered to PEP prior to signing of the contract, a bond policy for 10% (ten percent) of the contract amount, issued by an authorized surety institution, in favour of PEP.

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The CONTRACTOR expressly states:

(A)	Its intent to waive the right for compensation as granted by the applicable substantive legislation, in the event there are credits in its favour owed by PEP. It therefore gives its express consent so that the granted guarantee may take effect in the event of a breach of the obligations arising from this contract, as well as any other balance in favour of PEP.

(B)	Its consent to the bond being paid independently of any type of appeal being filed to the administrative or non-judicial courts.

(C)	Its consent for the bond that guarantees contract performance to remain in force during the substantiation of all judicial or arbitration proceedings and the respective appeals that are filed in relation to the contract, until the final decision is given that orders execution by the governing authority or court.

(D)	Its consent to be bound jointly with its surety in the case of a claim, and based upon the power that it is granted by article 118 bis of the Federal Law of Surety Institutions, that the exception of judicial consideration will only be justified if a sealed copy of the lawsuit is produced. In this lawsuit it must state that by exercising the principal action, the debtor indicates this contract as being the document for the basis of this action, and that there is a relationship between the benefits claimed and the facts that support the non-admissibility of the claim. It expressly waives any other meaning that may be given to the exception of judicial consideration or enforceability of the bond policy that is subject to a judicial or administrative dispute between the parties of this contract. Likewise, in this scenario, the surety institution will enter the payment of the applicable amount on the business day immediately following the expiry of the thirty-day period granted by article 93 of the Federal Law of Surety Institutions to decide on the admissibility of the claim.

(E)	Its acceptance of the performance bond staying in force until the guaranteed obligations have been fulfilled in their entirety to the satisfaction of PEP, with the understanding that the agreement for its release shall be granted through a document signed by PEP.

(F)	Its consent to the surety settling 50% of the amount guaranteed in the bond to PEP in the event that it does not submit the warranty on defects, latent defects and any other liability under the terms of the provisions of the Law of Public Works and Related Services and of this contract.

(G)

Its consent to the claim that is submitted to the surety due to breach of contract, being duly integrated with the following documentation:

1. Written claim to the surety institution.

2. Copy of the bond policy and its amending documents, where applicable.

3. Copy of the guaranteed contract and its attachments, where applicable.

4. Copy of the notification document to the debtor for its breach of contract.

5. Quantification of the breach of contract.

(H)	Its consent to the surety paying the maximum guaranteed amount to PEP in the event that the work hereunder is not usable or available by PEP, notwithstanding the fact the corresponding progress certificate had been issued. This is with the understanding that any exception arising from the investment and/or partial or total application of the advance payment and/or payment of estimates will not be valid for the purpose of determining the enforceability of the entire amount guaranteed in the bond. This is because, according to the purpose of this contract, the obligation of investing and/or applying the advance payment and the payment of estimates is indivisible, since its purpose is a performance of work that can be useful or available to PEP only when it is fulfilled in its entirety. Consequently, any application of funds and/or partial or full investment of the advance payment and/or payment of estimates received by the CONTRACTOR that does not bring about useful and available work to PEP in accordance with the purpose of this contract, will be ineffective for establishing any exception that attempts to lessen the enforceability of the total guaranteed amount.

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(I)	Its consent to remove and take away the equipment or goods hereunder, in the event they are not useable or exploitable, when so required by PEP.

In the event of any modification to the amount or period agreed to in this contract and/or its attachments, the CONTRACTOR undertakes to deliver to PEP within fifteen (15) calendar days following the formalization of the respective amending agreement, the amending document for the originally granted guarantee, according to the terms established in this contract, where the obligations of this contract and the corresponding agreement are guaranteed. In the event that the CONTRACTOR does not comply with this delivery, PEP may decide to enforce the administrative rescission of the contract. The amending document shall contain the stipulation that it is joint, several and inseparable from the bond initially submitted by the CONTRACTOR.

Provided the contract is being complied with under the agreed terms, the guarantee shall be replaced by another equivalent to 10% (ten percent) of the amount of the work not yet performed, including amounts related to cost adjustments and agreements in said sum, if any, except for what is provided for in the second paragraph of article 61 of the Regulations of the Law of Public Works and Related Services, which will be submitted within 15 (fifteen) calendar days from the date on which the CONTRACTOR is notified in writing of the authorized investment.

WARRANTY ON LATENT DEFECTS.

Once the work is completed, or accepted (where applicable) under the terms of article 138 of the Regulations of the Law of Public Works and Related Services, the CONTRACTOR will be liable for the defects arising therefrom, from latent defects and any other liability that it has incurred, under the terms indicated in this contract and in the applicable legislation.

The work will be guaranteed for a period of 12 (twelve) months for compliance with the obligations referred to in the above paragraph. Therefore, prior to accepting the work, the CONTRACTOR, at its own choosing, shall create a bond for the equivalent of 10% (ten percent) of the total exercised amount of the work; submit a standby letter of credit for the equivalent of 5% (five percent) of the total exercised amount of the work, or provide liquid funds for an amount equivalent to 5% (five percent) of the same amount in trusts especially created for this purpose. This warranty will be released once the twelve months have elapsed, starting from the date of the physical certificate of acceptance of the work, provided that no liability has arisen against the CONTRACTOR during that period.

When the quality warranty is created through a bond policy, it shall be issued by an authorized surety institution, and shall be issued in strict adherence to the Format DI-4 presented in the bidding guidelines of this contract.

When the quality warranty is created through a standby letter of credit, it shall be confirmed or issued by a banking institution authorized to operate in Mexico, and shall be issued in strict adherence to the quality warrantee format issued by the Risks and Insurance Management of this contract.

When the warranty is created through the contribution of liquid funds in a trust, the latter shall be managed by a trust institution authorized to operate in the Mexican Republic. The Trust shall include the following aspects: it shall be irrevocable; shall be made out to PEP as the beneficiary; and the resources under the trust shall be invested in fixed income instruments.

If the warranty on defects, latent defects in the work and any other liability was established through a bond, it will be released in accordance with the provisions of the bond policy that is granted under the terms of article 68 of the Regulations of the Law of Public Works and Related Services.

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The CONTRACTOR, where applicable, may withdraw its contributions into the trust and the respective earnings, after twelve months have passed from the date of acceptance of the work. The bond or letter of credit will be automatically cancelled in the same period of time, as the case may be. In the event that an irrevocable letter of credit has been issued, the CONTRACTOR will proceed with its immediate cancellation.

The rights of PEP will be preserved to demand the payment of amounts that are not paid from the compensation that in its opinion are applicable, once the guarantees are exercised according to this clause.

If prior to the execution of the applicable guarantees, the CONTRACTOR states its desire to pay the guaranteed amount directly, said payment shall be received by PEP. In this case, the corresponding guarantees shall be released.

EIGHTEEN

INSURANCE POLICIES. The CONTRACTOR shall have insurance policies for Construction All Risks and/or Assembly during the physical execution of the works (including, where applicable, performance tests), issued by an insurance company legally authorized for this purpose by the United Mexican States. It will deliver to PEP, prior to the start date of the physical execution of the works, a copy and original of the documents that prove payment of the premiums for comparison and to be later returned.

In the case of any accident that occurs during the term of the policy, the Contractor will be solely responsible for filing any claim to its insurers, completely documented. Any and all deductibles applicable to the aforementioned insurance policy will invariably be assumed by the Contractor.

If the aforementioned insurance policies are not delivered to PEP the day prior to the start date of the physical execution of the works at the very latest, PEP will be authorized to not allow the Contractor to execute the works hereunder, and this will not release the Contractor from its full responsibility as far as the Execution Schedule originally agreed to for the performance of the contract purpose.

In the case of any amendment to this contract that affects the insurance policies, the Contractor shall deliver the respective policy or endorsement prior to the formalization of the amendment.

The Contractor will be solely responsible for taking out the insurance limits, terms, conditions and scope of the coverage, as well as the deductibles and exclusions, which it deems appropriate based upon its risk analyses. Therefore, PEP will not be responsible for the sufficiency or insufficiency of the insurance conditions that the insurance policy may have.

OTHER INSURANCE

The Contractor will be solely responsible for having any other insurance policy at its cost, which it deems necessary according to the nature and complexity of the contract scope.

NINETEEN

AUTHORIZED REPRESENTATIVES. PEP, prior to commencement of the work, will designate the site supervisor, who will perform the functions established in article 53 of the Law of Public Works and Related Services, and article 84 of its Regulations. Through this site supervisor, it will give the CONTRACTOR instructions in writing that it deems pertinent related to its performance, in the agreed manner and with the modifications that PEP may order.

Supervision is the technical assistance provided by the site supervisor’s office, with the functions that are indicated in this regard under article 86 of the Regulations of the Law of Public Works and Related Services, independently of those that may be agreed to in the supervision contract, where applicable. When supervision is performed by third parties, the site supervisor may install this after commencement of the work.

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For its part, the CONTRACTOR is under obligation to have a construction superintendent for the entire time the work is performed, who shall know the project and the terms of reference and have the power to hear and receive all types of notifications related to the work, even those of a personal nature. He will also have sufficient powers to make decisions in all that relates to contract compliance, under the terms established in article 87 of the Regulations of the Law of Public Works and Related Services.

Before commencing work, the CONTRACTOR is under obligation to designate and maintain during the term of the contract, a manager over industrial safety, occupational health and environmental protection, as well as a coordinator. They shall know the project, as well as the industrial safety, occupational health and environmental protection standards and procedures established by PEP, as well as the provisions in those areas contained in Attachment “S” “Safety, occupational health and environmental protection obligations of the Suppliers or Contractors that perform activities at the facilities of PEMEX Exploración y Producción”.

The construction superintendent of the CONTRACTOR, as referred to in this clause, may not act as a manager over industrial safety, occupational health and environmental protection of the CONTRACTOR.

At any time and with sufficient grounds, PEP may request that any of the CONTRACTOR’S representatives be changed, and the latter is under obligation to designate another person who meets the corresponding requirements.

TWENTY

SUBCONTRACTING. In the event that the CONTRACTOR needs to subcontract any part of the work or when it purchases materials or equipment that include their installation on the site, which have not been included in its proposal as work to be subcontracted, it shall request authorization from PEP 05 (FIVE) calendar days in advance to the scheduled commencement of the work it intends to subcontract. It shall indicate: (i) the name of the possible subcontractor in question; (ii) the part of the work to be subcontracted; and (iii) sufficient information so that PEP is able to evaluate the technical capability of the possible subcontractor. Likewise, PEP will be entitled to request from the CONTRACTOR any information in addition to that delivered by the latter, in order to authorize the subcontracting in question. PEP will have a period of 05 (FIVE) calendar days from the date of receipt of the notification, or from the date of receipt of the additional information requested, to accept or reject the execution of said contract in writing. In the event that the aforementioned period has passed without PEP having accepted or rejected the request from the CONTRACTOR in writing, it will be deemed not accepted.

In the event that the CONTRACTOR wishes to replace a subcontractor, it shall request authorization from PEP under the terms indicated in this clause. This will not be grounds for increasing the agreed prices or the execution period.

The parties agree that the CONTRACTOR will be strictly prohibited from subcontracting the work hereunder in its entirety.

Notwithstanding any subcontracting, the CONTRACTOR is and will be solely liable for the quality and the proper and timely execution of the work in accordance with this contract. The subcontractors will not have any action or right to exercise against PEP whatsoever.

TWENTY-ONE	CONTRACTOR RELATIONS WITH ITS WORKERS. As employer and manager of the personnel that it uses in order to perform the work hereunder, the CONTRACTOR will be solely liable for the obligations arising from the legal provisions and other labour and social security legislation towards its workers. For this reason, the CONTRACTOR agrees to be liable for all claims that its workers or third parties may file against it or against PEP, including personnel from its authorized subcontractors who take part in the contracted work with or for PEP. In the event that PEP is involved, it will be under obligation to hold PEP harmless from any trial or liability arising from the performance of the work hereunder. It will likewise compensate PEP whenever the latter may so request in writing, for any amount that it should pay in this regard, including the payment of lawyers’ fees.

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TWENTY-TWO

LIABILITY OF THE PARTIES. The CONTRACTOR will be solely liable for the performance of the work and will be subject to all laws, regulations and legislation of the governing authorities in the area of construction, safety, use of public roads, ecological and environmental protection that govern federal, state or municipal boundaries. It will also be subject to the safety and health provisions of PEP for carrying out the work established in Attachment “S” “Safety, occupational health and environmental protection obligations of the Suppliers or Contractors that perform activities at the facilities of PEMEX Exploración y Producción” of this contract and to the instructions given by PEP in this regard, for which it undertakes to know the respective standards and regulations that apply according to the work hereunder.

For work that has not been performed according to the stipulations of this contract or to the orders from PEP that are given in writing, PEP will order their immediate demolition, repair or replacement with additional work that may be necessary, which the CONTRACTOR will complete at its own expense, without having any right to additional compensation whatsoever. In this case, PEP, if it deems appropriate, may order the total or partial suspension of contracted work, as long as said additional work is not performed. This will not be grounds for increasing the amount or time period indicated in this contract for its completion.

If the CONTRACTOR performs work for a value higher than what has been contracted, independently of the liability that it incurs for performing excess work, will not be entitled to claim any payment whatsoever, nor any modification of the period for performing the work.

The parties acknowledge that liability for breach of their contractual obligations may not exceed the total amount of the contract, without prejudice to the application of late penalties established in this instrument.

In cases of fire, explosion, surface rupture or loss of control of any well, PEP will coordinate the operations until the well is completely under control, and the CONTRACTOR is under obligation to assist PEP in the control operations, and will provide the equipment, materials and services included and required to control the well, and where applicable, for drilling a relief well or wells. The expenses and costs arising from the above will be borne by PEP.

PEP will be solely liable for environmental damages arising as a result of the activities related to hydrocarbons under the terms of article 3 of the Regulations of the Regulatory Law from Article 27 of the Constitution in the Area of Petroleum. Therefore, in no case will the CONTRACTOR be deemed liable for the loss of hydrocarbons, for general production losses or for damages caused to third parties or the environment as a result of PEP’S own operation. Consequently, it will release the CONTRACTOR from any obligation for any claims arising from seepage or any other uncontrolled flow of oil, gas, water or any other substance that comes from the subsoil.

PEP will be responsible for the general administration of the project, as well as for providing the basic drilling schedules, designing and defining the seating depth of the casing pipe, deciding upon the core cutting intervals, defining the production equipment, selecting the discontinuous intervals, defining the production testing and generally selecting and requesting the performance of any of the optional work from the CONTRACTOR, and where applicable defining the capping of abandoned wells.

The CONTRACTOR will be liable for any contamination, including its control and removal, that originates on the ground surface or in the sea due to leaks, spills or dumping of gas, fuels, lubricants, engine oils, drilling fluids, completion and drilling cuts, pipe grease, solvents, ballasts, sediment, garbage, sewage or any other liquid or solid of any nature in the possession and control of the CONTRACTOR.

The CONTRACTOR will not be liable for damage or a loss to any formation, strata or reserve under the surface, with the understanding that the CONTRACTOR is under the obligation that

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when performing the work, it will use the best available international practices, the proper, advanced and safe technologies, and the fluids used will meet the appropriate physicochemical, geological and filtering properties.

The CONTRACTOR pledges that the handling, use and disposal of any substance, waste, particle or contaminating material, including any form of energy, will be carried out in accordance with the GENERAL LAW FOR COMPLETE WASTE PREVENTION AND MANAGEMENT and other applicable provisions.

Notwithstanding the foregoing, the damages that either of the parties may cause to the other and/or third parties due to their negligence, misconduct or bad faith, with be borne by the party that causes them. When said damages arise without negligence, misconduct or bad faith from either of the parties, each of them will bear their own costs without a right to compensation.

It is agreed that under no circumstance will the parties be liable to each other for indirect damages of any nature, punitive damages or non-immediate consequential damages, including those arising from fire, explosion, surface rupture or loss of control of any well.

When one of the parties causes damage and the affected party demands the repair of said damage from the party that did not cause it, and this has been given by a judicial or administrative decision, the party that caused it shall pay the amounts that the defendant may have incurred as a result of the actions, complaints, lawsuits, claims, trials, proceedings, taxes, costs and direct and immediate expenses, including lawyers’ fees and legal costs, regulated at the corresponding fee.

The risks, conservation and cleanliness of the work up to the time of its delivery will be the responsibility of the CONTRACTOR, as well as compliance with what is stated in articles 90 and 91 of the Regulations of the Law of Public Works and Related Services.

TWENTY-THREE

ACCEPTANCE OF THE WORK. The acceptance of the work will be done in accordance with article 64 of the Law of Public Works and Related Services, and articles 135, 136, 137 and 138 of its Regulations. Acceptance of the work will be recorded in the corresponding certificate.

Once the work hereunder has been concluded, the complete acceptance of said work will proceed. For the purposes of the foregoing, the CONTRACTOR will notify PEP in writing or through a record that is made on the log, of the full completion of the work, indicating that all of this work is completed in accordance with the terms of reference of this contract. Within fifteen (15) calendar days following the date of receipt of the aforementioned notification, the resident service supervisor will verify that the work is properly concluded, and must prepare the corresponding support certificate.

If during verification of the work, the site supervisor’s office observes deficiencies in the performance and completion thereof, or decides that it has not been performed according to the contract terms of reference, it will request in writing that the CONTRACTOR repair or correct it, so that it may be performed pursuant to the provisions established in this contract. In this scenario, the agreed verification period of the work in the contract may be extended for the period of time agreed upon by the parties to correct the deficiencies. The foregoing is without prejudice to PEP deciding to rescind the contract.

When defects or latent defects appear within the year following the completion date that is established in the acceptance certificate, in the work performed or goods provided for executing the purpose of this contract, PEP will request their immediate repair or replacement, which the CONTRACTOR will complete without any entitlement to compensation. If the CONTRACTOR should not attend to the requirements of PEP within the stipulated period, the latter may entrust the repair or replacement to third parties or do it directly, under the terms of the applicable legal provisions, at the expense of the CONTRACTOR.

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If the CONTRACTOR should not attend to the defects and latent defects in the work performed or goods provided for executing the purpose of this contract, at the order of PEP within the requested period, PEP will exercise the warranty granted by the CONTRACTOR, for the period of 12 (twelve) months once the work is concluded, as referred to in the corresponding paragraph of the clause named “CONTRACT PERFORMANCE BOND AND WARRANTY ON LATENT DEFECTS” of this contract.

TWENTY-FOUR	SETTLEMENT AND CONTRACT COMPLETION. Having physically accepted the work, PEP through the site supervision office, and the CONTRACTOR, shall prepare the settlement of the work within a term of 60 (sixty) calendar days, wherein credits in favour and against each of the parties will be recorded, describing the general item that gave rise to them and the resulting balance, under the terms of article 64 of the Law of Public Works and Related Services, and articles 139 to 143 of its Regulations. The document where the settlement of the work is recorded will form part of this document and shall at least contain the stipulations of article 141 of the Regulations of the Law of Public Works and Related Services.

TWENTY-FIVE

CONTRACT SUSPENSION. PEP has the power to suspend temporarily, in whole or in part, the work contracted in any state in which it is found, on justified grounds or of general interest, and may decide on the temporary nature of the suspension, which may not be extended or be indefinite, without this implying the termination of the contract. For this reason, PEP will notify the CONTRACTOR, stating the causes bringing this about, the date it will start and the probable resumption of work, as well as the actions that it must consider with regard to personnel and construction equipment. In all cases of suspension, the site supervisor’s office will prepare a support certificate that will contain at least what is indicated in article 117 of the Regulations of the Law of Public Works and Related Services.

The completion date will be extended proportionately to the period that includes the suspension, without modifying the agreed performance period. The deficient supply of materials and permanent installation equipment by the CONTRACTOR will not be grounds for suspending the work, when said supply is the responsibility of the CONTRACTOR.

When the suspension of work is decided due to causes attributable to PEP, the CONTRACTOR may request the payment of non-recoverable expenses from the time of notification that terminates the suspension, provided these are reasonable, duly proven and related directly to this contract, as stated in article 62 of the Law of Public Works and Related Services, and are generated during the suspension. These expenses will be limited to the provisions of article 116 of the Law of Public Works and Related Services.

If during the validity of this contract there are suspensions of work, which periods are reduced and difficult to quantify, the parties may agree that the periods be grouped on a monthly basis and formalized by signing a single support certificate, which will be prepared on the first day of the month following the month on which these suspensions had taken place.

When the suspensions arise from an act of God or force majeure, there will be no liability whatsoever to the parties. They must only sign an agreement where it acknowledges the period of the suspension and the dates for restarting and ending the work, without modifying the execution period established in the contract. Therefore, only the payment of non-recoverable expenses indicated in the second paragraph of article 119 of the Regulations of the Law of Public Works and Related Services will proceed.

When the continuation of services is made impossible by the act of God or force majeure, the CONTRACTOR may choose to not carry them out. In this scenario, it shall observe the provisions of the clause named “EARLY TERMINATION OF THE CONTRACT” of this agreement in principle.

TWENTY-SIX	EARLY TERMINATION OF THE CONTRACT. PEP may terminate this contract early through a written notice given to the CONTRACTOR for this purpose, pursuant to the terms of articles 60 and 62 of the Law of Public Works and Related Services and articles 120, 121, 122 and 123 of its Regulations.

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TWENTY-SEVEN	ADMINISTRATIVE RESCISSION OF THE CONTRACT. PEP may rescind this contract administratively, in the event that the CONTRACTOR breaches its obligations in the following cases:

	1).-	If the CONTRACTOR, due to causes attributable to it, does not commence the work hereunder within fifteen calendar days following the agreed date without just cause, pursuant to the Law of Public Works and Related Services and its Regulations.

	2).-	If the CONTRACTOR interrupts the performance of work without just cause, or refuses to correct any part thereof, which had been detected as defective by PEP.

	3).-	If the CONTRACTOR does not perform the work in accordance with the stipulations of this contract, or without just cause does not observe the orders given by the site supervisor or by the supervisor.

	4).-	If the CONTRACTOR does not comply with the work orders due to a lack of materials, labour or construction equipment, and in the judgment of PEP it may hinder the satisfactory completion of the work within the stipulated period or stage. This will not mean a delay in the performance of the work order, and will therefore not be considered a breach of this contract and grounds for its rescission, when the delay takes place due to the lack of information with regard to plans, specifications and quality standards, physically turning over the work areas and the timely delivery of materials and permanent installation equipment, licenses, permits that PEP must provide or furnish, as well as when PEP had ordered the suspension of the work.

	5).-	If the CONTRACTOR is declared to be under bankruptcy proceedings under the terms of the Bankruptcy Proceedings Law.

	6).-	If the CONTRACTOR subcontracts part of the work hereunder, without having the written authorization of PEP.

	7).-	If the CONTRACTOR assigns the collection rights arising from this contract, without the written authorization of PEP.

	8).-	If the CONTRACTOR does not provide the necessary means and information to PEP and the departments that have the power to intervene for the inspection, oversight and supervision of the services.

	9).-	If the CONTRACTOR fails to keep the guarantees current during the execution time of the work, or in the event that other guarantees are required due to the amendments to the contract (endorsements), these guarantees are not delivered, or when delivered they do not meet the conditions stipulated in the contract and the applicable standards.

	10).-	The disclosure of confidential information to third parties that PEP has provided to the CONTRACTOR.

	11).-	The violation of professional secrecy or disclosure of confidential information to third parties that PEP has provided to the CONTRACTOR.

	12).-	If the CONTRACTOR does not meet any of its obligations established in the clause named “Financing Sources”.

	13).-	Due to a repeat breach of any of the obligations contained in the “S” Attachment. For the purposes of this cause for rescission, a repeat breach will be understood as lack of compliance by two or more events, or two or more times for the same event, whether or not it is a question of obligations referring to time periods.

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14).-	When as a result of carrying out the contract, the CONTRACTOR causes the death of one or more people, due to its lack of foresight, negligence or failure to comply with any of the requirements or obligations established in the “S” Attachment, or due to a breach of other contract obligations or provisions in the area of Environmental Safety and Health.

15).-	If as a result of the performance of the work, the death of a worker of the CONTRACTOR or PEP is caused, or of a third party due to the causes attributable to the CONTRACTOR due to its lack of foresight, negligence or failure to comply with the contract obligations or the safety provisions.

16).-	When the CONTRACTOR causes an accident by failing to comply with the general requirements stated in the following points: II.9; II.10 or II.11.5 of Attachment “S”.

17).-	When carrying out the contract, the CONTRACTOR commits environmental crimes by failing to comply with any of the requirements of the “S” attachment, other contract obligations or provisions in the area of Environmental Safety and Health.

18).-	If the CONTRACTOR, being a foreigner, invokes the protection of its government in relation to the contract.

19).-	If the CONTRACTOR’S workers call a strike or stoppage of work, because it has not properly paid its wages and other labour benefits.

20).-	For any illegal conduct attributable to the workers of the CONTRACTOR that damage the assets of PEP, without prejudice to a decision from the Public Ministry of the Federation to a report filed by PEP for these acts.

21).-	In general, due to the CONTRACTOR’S breach of any of the obligations arising from this contract and its attachments, or the laws, agreements, regulations and other applicable obligations;

When it is PEP who decides to rescind the contract, said rescission will be fully legal by operation of law and without the need for a court declaration. Completion of the procedure that is established in the following clause will be sufficient. When it is the CONTRACTOR who decides to rescind the contract, it will need to go to the corresponding lower court and obtain the respective declaration.

In the case of a contract rescission due to causes attributable to the CONTRACTOR, once the respective decision has been issued, PEP will abstain from paying the amounts resulting from services rendered that are not yet settled, until the appropriate settlement is executed, as a precaution and from the time said rescission commences. This shall be done within 30 (thirty) calendar days from the date on which this decision is communicated, in order to proceed to exercise the guarantees. The cost overrun for work not yet performed that is delayed, shall be provided for in the settlement, as well as all that concerns the recovery of materials and equipment that have been delivered to it, where appropriate.

Once PEP has notified of the commencement of the contract rescission procedure, PEP will proceed to take immediate possession of the work performed to take charge of the property and the respective facilities and to suspend the work. With or without the presence of the CONTRACTOR, the site supervisor will prepare a support certificate of the status of the work, which shall at least contain what is stated in article 130 of the Regulations of the Law of Public Works and Related Services. This certificate will serve as a basis for the corresponding settlement. The support certificate will be prepared in the presence of a Notary Public.

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PEP may, along with the CONTRACTOR, reconcile the balances arising from the rescission in order to preserve the interests of the parties within the settlement. PEP may record in the settlement the acceptance of the work that the CONTRACTOR has performed until the rescission of this contract, as well as the equipment and materials that had been installed on site or are in the process of manufacturing, provided they are subject to use within the incomplete work, and must in all cases adhere to sections I, II, III and IV of article 132 of the Regulations of the Law of Public Works and Related Services.

When the contract is rescinded due to causes attributable to PEP, it will pay for the work performed, as well as the non-recoverable expenses, provided these are reasonable, duly proven and related directly to this contract, as stated in article 62 of the Law of Public Works and Related Services.

The cost overrun is the difference between the amount that it would represent for PEP to conclude the pending work with another CONTRACTOR and the cost of the unperformed work at the time this contract is rescinded. In order to determine the cost overrun and its amount, PEP will proceed according to the instructions of article 134 of the Regulations of the Law of Public Works and Related Services.

In the event that the contract is rescinded under the terms of this clause, PEP may choose between applying the contractual penalties or the cost overrun as referred to in the above paragraph, under the terms of section II of article 62 of the Law of Public Works and Related Services.

The CONTRACTOR will be under obligation to return all documentation to PEP that PEP had delivered to it for performing the work, within a period of 10 (ten) calendar days, from the commencement of the respective procedure.

TWENTY-EIGHT

RESCISSION PROCEDURE. If PEP deems that the CONTRACTOR has violated any of the grounds for rescission that are stated in this contract, it will proceed as follows:

1.The rescission procedure will begin from the time that the CONTRACTOR is notified of the breach of contract that it has incurred, so that within a term of 15 (fifteen) business days, it may provide an explanation as it is entitled and provide the proof that it deems appropriate;

2.Once the term has passed as referred to in the above point, a decision will be made in consideration of the arguments and proof that had been presented; and

3.The decision to (not) rescind the contract shall have a proper basis and grounds and be duly communicated to the CONTRACTOR within 15 (fifteen) business days following the date on which it has given its answer.

In the event that PEP decides to rescind the contract, said rescission will take effect from the notification date of the respective decision, so it may proceed according to section II of article 62 of the Regulations of the Law of Public Works and Related Services, without the need for a court ruling.

The CONTRACTOR acknowledges and accepts that the public servant that is signing this contract in the name and on the behalf of PEP, or the public servant that has the powers to do so, will be the ones who, where applicable, perform each and every one of the processes related to the administrative rescission procedure of this contract, and indicate the following by way of illustration but not limitation: determining the beginning of the administrative rescission procedure, processing all of the stages of the same and for deciding upon its administrative rescission, and other actions that may be necessary for the administrative rescission procedure.

TWENTY-NINE	INFORMATION CONFIDENTIALITY. All drawings, plans, specifications, designs, data, reports, studies or other documents or information of any nature, in any form, that are developed by the CONTRACTOR or by any of its subcontractors, or provided to the CONTRACTOR by PEP, in relation to the performance of the work hereunder, will be the exclusive property of PEP.

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The CONTRACTOR grants PEP a permanent, transferable, non-exclusive license that is free of fees to use all concepts, products, processes (patentable or not), material protected by copyright (including but not limited to: documents, specifications, calculations, maps, drafts, notes, reports, data, models, samples, plans, designs and software) and information that is the property of the CONTRACTOR, once the performance of the work established in this contract has commenced, and is used by the CONTRACTOR or provided or delivered to PEP by the CONTRACTOR during the provision of the work hereunder.

All concepts, products, processes (patentable or not), material subject to protection or protected by copyright (including but not limited to: documents, specifications, calculations, maps, drafts, notes, reports, data, models, samples, plans, designs and software) or information that is the exclusive property of PEP that had been developed, produced or put into practice for the first time by the CONTRACTOR or any of its employees as a result of the performance of the work hereunder, will be the property of PEP once it is created, whether it was delivered to PEP or not at the time it was created. Where applicable, it must be delivered to PEP when it so requires.

If PEP so requires in writing, the CONTRACTOR shall do all that is necessary in favour of PEP and in the manner that the latter indicates, to obtain patents or copyrights on any part of the result of the work, provided this part is patentable or may be subject to copyrights. This is with the understanding that the patents, copyrights or any other exclusive right that arises from this contract will invariably be created in favour of PEP.

The CONTRACTOR guarantees that said information will be disclosed to its employees only to the extent that they need to know, and that it will not make any announcement, take any photographs or provide information to any member of the public, press, business entity or any other official body, unless it has obtained the prior written consent from PEP.

For the purpose of compliance with the above obligations, the CONTRACTOR agrees to take all necessary measures to ensure that its personnel will keep said information in the strictest of confidence, which include but are not limited to: establishing procedures in consultation with PEP to ensure the confidentiality of said information, and taking the necessary measures to prevent its disclosure to any unauthorized party. It also agrees to remedy any unauthorized disclosure, including but not limited to requiring the execution of confidentiality agreements for its employees and instituting security measures.

Notwithstanding the foregoing, this confidentiality obligation will not apply to the information of that nature that was known previously by the CONTRACTOR, or that was made available to it on an unrestricted and non-confidential basis, whether it is or may become generally available to the public in a manner other than the erroneous dissemination of the CONTRACTOR personnel.

Likewise, both parties acknowledge and accept to consider all information (technical, legal, administrative, accounting, financial, etc.) that is documented in any support material as confidential, which has been developed and is directly or indirectly related to the award procedure, or during the performance of the work, as well as all information or documentation that causes any claim or technical dispute.

The confidentiality obligations contained in this clause will remain in effect for a period of twelve (12) years from the completion or rescission date hereof.

THIRTY	CLAIMS AND DISPUTES OF A TECHNICAL OR ADMINISTRATIVE NATURE. Should any claim or dispute of a technical or administrative nature arise related to the interpretation or execution of the contract, the CONTRACTOR may make its written claim to the site supervisor within 10 (ten) calendar days of the occurrence of the difference, so that the latter may make a decision on the difference existing between the parties. If it does not make its claim within the period indicated in this paragraph, the CONTRACTOR waives its right to any latter claim for the difference in question.

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The CONTRACTOR, for each difference, may only file one claim to the site supervisor, and for its disagreement with the decision to the claim, a technical or administrative dispute under the terms of this clause.

In order to reach a decision on the claim, the site supervisor will perform the pertinent consultations and will bring together the necessary elements and/or documents. The site resident will have a period of 10 (ten) calendar days from the receipt of the request made by the CONTRACTOR to issue his decision in writing and make it known, establishing the contractual basis for his decision.

Once having received the decision from the site supervisor’s office, the CONTRACTOR will have a period of three (3) calendar days to notify of its rejection. Otherwise it will be deemed as accepted.

If the CONTRACTOR accepts the final decision, the site supervisor will proceed to issue the corresponding document, and where applicable, will proceed with the formalization of the corresponding agreement.

If the decision from the site supervisor is not accepted by the CONTRACTOR, it may request that the claim be reviewed as a dispute of a technical or administrative nature.

If the CONTRACTOR chooses to have the claim reviewed as a dispute of a technical or administrative nature, it will discuss the same aspects that gave rise to its claim, and therefore may not add additional, supplementary or complementary petitions, rectify defects, make corrections or replacements to the original claim.

The dispute procedure of a technical or administrative nature will be carried out in the following manner:

The CONTRACTOR shall submit it in writing to PEP, with a copy to the site supervisor, indicating the disputed topics, within 3 (three) calendar days following the date on which the CONTRACTOR had received the final decision of the site supervisor, regarding the resolution of the claim.

The request that the CONTRACTOR may make in this regard shall indicate whether it is a dispute of a technical or administrative nature that is subject to resolution, and will contain the following as a minimum:

a) Itemized description of the facts under dispute, listing them specifically with the documentation that proves them;

b) Clear and precise indication of its intentions, stating the arguments and contractual and legal provisions that support its claim;

c) Documentation verifying the facts upon which its dispute is based, duly organized and identified by the attachment number.

The Office of the Deputy Manager of Contract Services D.N. of P.E.P. may decide for itself on the dispute of a technical or administrative nature which has been exercised by the CONTRACTOR, or delegate this power to the department that it deems pertinent, in which case it will notify the CONTRACTOR of the name of the designated department, sending a copy to the site supervisor.

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The Office of the Deputy Manager of Contract Services D.N. of P.E.P. or where applicable, the designated department, will verify that the dispute has been submitted in due time and form, otherwise it will reject it. If the dispute is not rejected, the Office of the Deputy Manager of Contract Services D.N. of P.E.P., or where applicable, the designated department, will notify the CONTRACTOR of the commencement of the dispute procedure, who will have 10 (ten) business days to submit any documents or allegations that it deems necessary, which it had not submitted with its request. The Office of the Deputy Manager of Contract Services D.N. of P.E.P., or where applicable, the designated department, will proceed to analyze and study the topic in dispute and will summon the CONTRACTOR in writing within a period of 3 (three) days from the submission of the dispute, to initiate clarifications.

During the clarifications, the parties will meet as many times as necessary and the assigned department shall notify the CONTRACTOR of its decision within 30 (thirty) calendar days following its commencement.

If the CONTRACTOR accepts the decision on the dispute of a technical or administrative nature, the Office of the Deputy Manager of Contract Services D.N. of P.E.P., or where applicable, the designated department, will notify the site supervisor, who will issue the corresponding change order, and where appropriate will proceed with the formalization of the respective agreement, thus concluding the procedure for the resolution of claims and disputes of a technical or administrative nature with legal effects on the parties.

THIRTY-ONE	EXPERT DECISION. In the event that any technical dispute should remain between the parties, which decision has not been accepted by the CONTRACTOR and is related to the execution, compliance or non-compliance with the Technical Specifications established for achieving the purpose of this Contract, the parties agree to submit the dispute in question to an Expert Decision. For this, each of them will select one of the experts listed in the Expert List attached to this Contract, for submitting said dispute for its analysis and resolution. If said Experts come to an agreement regarding their resolutions, said agreement will be final and binding upon the parties. In this stage, PEP and the CONTRACTOR shall cover the costs of the Expert that they have selected, regardless of whether they have or haven’t come to an agreement. In the event that the two Experts selected by the parties in the first stage do not come to an agreement regarding their resolutions, both Experts will choose a third one by mutual agreement from the Expert List attached to this Contract, who shall resolve the technical dispute. The resolution of this last Expert will be final and binding upon the parties and all of the costs that have been generated in this regard will be covered by PEP and the CONTRACTOR in equal parts.

THIRTY-TWO

CONCILIATION. The CONTRACTOR will be entitled to file a complaint to the Ministry of the Civil Service, if it deems that PEP has breached the terms and conditions agreed to in the contract. The conciliation procedure will be substantiated in terms of the provisions of articles 89 to 91 of the Law of Public Works and Related Services.

In the event that the parties come to conciliation, the respective agreement will be binding upon them and their compliance may be demanded by the corresponding legal channel. Otherwise their rights will remain intact, so that they may exercise them at the respective lower court.

THIRTY-THREE	APPLICABLE LAW AND JURISDICTION. This contract will be governed by the Federal Laws of the United Mexican States and other provisions that arise therefrom that are in force. In the event that any dispute should arise that is related to this contract, the parties expressly agree to submit to the jurisdiction of the Federal Courts of Poza Rica de Hgo. Ver. Therefore, the CONTRACTOR irrevocably waives any jurisdiction that may pertain to it due to its present or future domicile, or for any cause.

THIRTY-FOUR	CONTINUATION OF THE WORK. Unless there is provision that states otherwise in this contract, or there is a written order issued by PEP, the CONTRACTOR shall continue with the services and comply with its obligations pursuant to this contract, notwithstanding the fact that proceeding(s) have been initiated for resolving claims and disputes of a technical or administrative nature, or disputes according to this contract.

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THIRTY-FIVE	TAX CLAUSE. Each of the parties will comply with the pertinent tax obligations, and will pay each and every one of the contributions and other tax charges that they are obligated to pay during the term, execution and fulfillment of this contract and its attachments, pursuant to the federal, state and municipal law of the United Mexican States and the United States of America. The foregoing is without prejudice to the withholdings that PEP is obligated to pay according to the laws in this area.

THIRTY-SIX

TRAINING AND CONDUCT OF THE CONTRACTOR PERSONNEL. All CONTRACTOR personnel who perform any activity within PEP facilities as a result of the performance of the work hereunder will be bound to comply with the Industrial Safety, Occupational Health and Environmental Protection provisions indicated in Attachment “S” “Safety, occupational health and environmental protection obligations of the Suppliers or Contractors that perform activities at the facilities of PEMEX Exploración y Producción”, without prejudice to the other legal provisions that the CONTRACTOR is under obligation to meet, as well as those that PEP may issue following the signing of this Contract.

Likewise, the CONTRACTOR is under obligation to prove to PEP, prior to the commencement of the work, that the personnel who will perform the work have received training by a duly authorized company in the last 12 (twelve) months, according to the provisions of the Federal Labour Law, in the areas that are related to the work to be performed, as well as in the areas of Industrial Safety, Occupational Health and Environmental Protection.

In the event that the CONTRACTOR does not reliably prove to the satisfaction of PEP that its personnel have received training in the areas of Industrial Safety, Occupational Health and Environmental Protection, it may not enter PEP’S facilities, and therefore any delay in the work execution schedule arising from this breach of contract will not be grounds for deferring the commencement date of the same or extending the contract execution period.

The CONTRACTOR will take all measures to prevent illegal, seditious or objectionable behaviour by the personnel under its charge, in order to maintain discipline among the personnel who perform the work, whether or not they are in any of the facilities of PEP.

THIRTY-SEVEN

NOTIFICATIONS. The parties undertake to communicate in writing all information that is generated as a result of compliance and execution of this contract, pursuant to the following:

Communications to PEP:

Communications regarding technical issues shall be delivered personally to the site supervisor or the person that he may designate, personally or through any other means of messaging that ensures its receipt at the following address: Boulevard Gonzalez Ortega S/N, a un costado de Bomberos C.P. 93370, Poza Rica, Veracruz.

Communications of an administrative nature shall be delivered personally, or by any other means of messaging that ensures its receipt, to the authorized representative of PEP, the Contract Site Supervision Office of the Drilling Operations Unit of Poza Rica-Altamira, at the address indicated hereafter, sending a copy to the site supervisor and/or PEP supervisor located at Boulevard Gonzalez Ortega S/N, a un costado de Bomberos C.P. 93370, Poza Rica, Veracruz.

Communications to the CONTRACTOR:

Communications regarding technical issues shall be delivered personally to the construction supervisor, or may be sent through any other means of messaging that ensures its receipt at the address indicated in number II.9 of the statement section of this contract.

Communications of a legal or administrative nature may be delivered personally to the legal representative of the CONTRACTOR, or be sent by any other means of messaging that ensures their receipt, to the address indicated in number II.9 of the statement section of this contract.

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THIRTY-EIGHT	PRIORITY OF DOCUMENTS. For the purpose of interpreting this contract and in the event that there are contradictions between the different documents that make it up, the provisions contained in the contract will prevail over those contained in its attachments. In the event there are contradictions between attachments, the attachments that are made up of documents that form part of the bidding conditions will prevail over the attachments that are made up of documents that form part of the CONTRACTOR’S proposal.

THIRTY-NINE	ATTACHMENTS TO THIS CONTRACT. The attachments that are signed in agreement by both parties are added hereto and form an integral part of this contract, which are stated below:

	Attachment A	PLANS AND THEIR LIST.
	Attachment B	GENERAL SPECIFICATIONS AND INDIVIDUAL SPECIFICATIONS OF THE PROJECT
	Attachment B-1	STANDARDS
	Attachment DE-10	ITEM CATALOGUE
	Attachment DE-10A	UNIT PRICE CATALOGUE
	Attachment DT-12	CALENDAR SCHEDULE FOR GENERAL EXECUTION OF THE WORK
	Attachment DT-3	LIST OF MACHINERY AND/OR EQUIPMENT AND THEIR PHYSICAL LOCATION
	Attachment DT-10	LIST OF INPUTS THAT TAKE PART IN THE INTEGRATION OF THE PROPOSAL
	Attachment DSP	PERMANENTLY INSTALLED MATERIALS AND EQUIPMENT THAT PEP WILL PROVIDE
	Attachment “E”	MACHINERY AND/OR EQUIPMENT THAT PEP WILL PROVIDE (DIFFERENT THAN WHAT IS PERMANENTLY INSTALLED)
	Attachment G	DOCUMENTATION REQUIRED BY THE FINANCING SOURCES.
	Attachment G-1	CERTIFICATE ON THE COUNTRY OF ORIGIN OF THE GOODS AND/OR SERVICES.
	Attachment S	OBLIGATIONS IN SAFETY, OCCUPATIONAL HEALTH AND ENVIRONMENTAL PROTECTION FOR THE SUPPLIERS OR CONTRACTORS THAT PERFORM ACTIVITIES AT THE FACILITIES OF PEMEX EXPLORACIÓN Y PRODUCCIÓN.
	Attachment BEO	TERMS AND CONDITIONS OF THE ELECTRONIC LOG
	Attachment DT-17	PRIVATE AGREEMENT FOR A JOINT PROPOSAL

FORTY	OTHER STIPULATIONS. When the work hereunder is performed within the facilities of PEP, the CONTRACTOR undertakes to give preference to the personnel proposed by the Petroleum Workers Union of the Mexican Republic or however it may be called in the future, for the performance of the same, under equal conditions and without prejudice to the rights that third parties may have according to the law.

FORTY-ONE	JOINT AND SEVERAL OBLIGATION. Each of the parties that sign this contract in their capacity as CONTRACTORS, jointly and severally assume the obligations of the other signing parties under said capacity. They likewise state that the joint proposal agreement that is attached hereto as “Format DT-17: Private Agreement for Joint Participation” forms an integral part of the same.

FORTY-TWO

NATIONAL CONTENT PERCENTAGE. The CONTRACTOR is under obligation to comply with a national content percentage of 5% on the contract amount, determined according to what is indicated in the bidding guidelines that gave rise to this contract. In no case may the CONTRACTOR decrease this national content percentage, without the prior consent of PEP in writing, which will only be given in the case where said percentage is not lower than 5%.

Any substitution of equipment, materials and/or suppliers for those originally proposed by the CONTRACTOR for the purposes of meeting the national content percentage, in accordance with this Clause, shall be authorized by PEP, provided said substitution does not mean changing the amount or the period of the contract, and complies with the specifications of the same and the execution schedule.

“WELL MAINTENANCE AND REPAIR WORK, AT THE POZA RICA – ALTAMIRA ASSET OF THE

NORTH REGION” PACKAGE I

CONTRACT No. 424048860

PEP will conduct the verification of compliance with the national content percentage established in this clause, once the CONTRACTOR has provided the entirety of the purchase orders for the permanently installed equipment and materials listed in Attachment DT-10. In addition, the CONTRACTOR shall submit to PEP the country of origin declaration for said permanently installed equipment and materials. Said document shall comply with the format and terms of completion indicated in Attachment DT-10.

The CONTRACTOR’S failure to comply with any of the obligations referred to in this clause will be grounds for rescission of this statement of intent.

FORTY-THREE	LEGAL AND MATERIAL AVAILABILITY OF LOCATIONS FOR PERFORMING WORK. The performance of the work shall start on the date indicated in the EXECUTION PERIOD clause, and to this effect PEP will legally and materially make available to the CONTRACTOR in a timely manner the property(ies) on which the work must be performed. PEP’S failure to comply with this obligation will extend the originally agreed date by an equal period of time for the completion of the work. The delivery shall be stated in writing.

FORTY-FOUR

ELECTRONIC LOG. The parties, under the terms of the last paragraph of section XIII or article 46 of the Law of Public Works and Related Services, agree that the preparation, control and tracking of the site log for this contract will be kept through the software program named “Electronic Log of the Oil Industry”. To this end, it will be subject to the rules, mechanisms and procedures established in the attachment “BEO” – Terms and Conditions of Use of the Electronic Log.

Consistent with the above, the parties agree that all references in this contract to the term “Log” will be understood as being made to the software program named “Electronic Log of the Oil Industry”.

“WELL MAINTENANCE AND REPAIR WORK, AT THE POZA RICA – ALTAMIRA ASSET OF THE

NORTH REGION” PACKAGE I

CONTRACT No. 424048860

FORTY-FIVE

DEBT RECOVERY.

The CONTRACTOR gives its authorization so that any amount from prior or current debts, unpaid advance payments, breaches of contract or application of penalties arising from any contract, agreement or legal act entered into with PEP may be deducted from the estimates and settlements of this contract, based upon articles 1832 and 2188 of the Federal Civil Code, with the supplementary application of the Law of Public Works and Related Services, as per article 13 of the same.

This contract is signed in agreement in Poza Rica de Hidalgo, Ver. in three copies, on September 3, 2008.

Authorized by:

CONTRACTOR

MERCO INGENIERIA INDUSTRIAL S.A. DE C.V.

FORBES ENERGY SERVICES LTD.

/s/ Jose Andres Suarez Canales

JOSE ANDRES SUAREZ CANALES

GENERAL ATTORNEY AND

AGENT REPRESENTATIVE

PEMEX EXPLORACIÓN Y PRODUCCIÓN

/s/ Martin Terrazas Romero

MARTIN TERRAZAS ROMERO

MANAGER OF THE NORTH DIVISION, APPOINTED TO THE DEPARTMENT OF THE WELL DRILLING AND MAINTENANCE UNIT OF PEMEX EXPLORACIÓN Y PRODUCCIÓN

“WELL MAINTENANCE AND REPAIR WORK, AT THE POZA RICA – ALTAMIRA ASSET OF THE

NORTH REGION” PACKAGE I

CONTRACT No. 424048860

Reviewed by:

Technical /s/ Luis Angel Ayala Gomez LUIS ANGEL AYALA GOMEZ OFFICE MANAGER OFFICE OF THE DEPUTY MANAGER OF CONTRACT SERVICES, D.N.	Technical /s/ Arturo Alfredo Musalem Solis ARTURO ALFREDO MUSALEM SOLIS OFFICE MANAGER OFFICE OF THE DEPUTY MANAGER OF ADMINISTRATION AND FINANCE, D.N.

Prepared by:

/s/ Hugo Amaya Enderle

HUGO AMAYA ENDERLE

SUPERINTENDENT OF MATERIAL RESOURCES, D.N.

Legal Review

/s/ Eduardo Montesinos Martinez

EDUARDO MONTESINOS MARTINEZ

OFFICE OF THE DEPUTY MANAGER OF

LEGAL SERVICES, NORTHEAST REGION, POZA RICA

THIS SHEET FORMS A PART OF CONTRACT NUMBER: 424048860, SIGNED ON SEPTEMBER 26, 2008,

WHICH CONSISTS OF 34 (THIRTY-FOUR) SHEETS OF PAPER.

“WELL MAINTENANCE AND REPAIR WORK, AT THE POZA RICA – ALTAMIRA ASSET OF THE

NORTH REGION” PACKAGE I

This agreement is filed as a translation from the original Spanish language version and is supplied solely for informational purposes. The original version in the Spanish language is the definitive agreement and is the version that has legal force and effect.

Agreement No. 1 (One) Inclusion of Project and New Concepts with Additional Increase of Contract Amount No. 424048860

Merco Ingeniería Industrial S.A. de C.V. and Forbes Energy Services LTD.

PEMEX

EXPLORACIÓN Y PRODUCCIÓN

Alternate Direction North Region

Manager’s Office for Well Drilling and Maintenance, North Division

Material Resources D.N.

Follow-up and Control of Supply Contracts

Agreement No. 1 (One) on Inclusion of New Concepts with Additional Increase of the Unit-Price Government Construction Contract Amount No. 424048860 entered into by and between PEMEX – Exploración y Producción, a public decentralized entity of the federal government, hereinafter referred to as “PEP”, represented by Mr. Benito Criollo Herrada, Manager for Well Drilling and Maintenance, North Division of the Well Drilling and Maintenance Unit, party of the first part, and Merco Ingeniería Industrial S.A. de C.V. and Forbes Energy Services LTD, hereinafter referred to as “Contractor”, the first respectively represented by Mr. Luis Lauro Moreno Ricart as Sole Administrator, and the latter by Mr. José Andrés Suárez Canales as Special Agent, party of the second part, pursuant to the following background, representations and clauses:

- BACKGROUND -

I.- On September 26, 2008 as a result of an international public bid made pursuant to the Free Trade Agreements signed by the United Mexican States number 18575051-027-08 and pursuant to articles 134 of the Political Constitution of the United Mexican States, 3 paragraph II, 26 paragraph I, 27 paragraph I, 28, 30 paragraph II a) and 34 of the Law of Public Works and related Services, the parties entered into the aforementioned contract to perform services related to: “Well Repair and Maintenance Works in the Poza Rica-Altamira Comprehensive Asset of the North Region” (Package I).

II.- The contract amounts to $234,256,757.01 pesos (two hundred thirty four million two hundred fifty six thousand seven hundred and fifty seven Mexican pesos 01/100 Mexican Currency) plus US$48,842,604.99 (forty eight million eight hundred forty two thousand six hundred four U.S. dollars 99/100) plus Value Added Tax and a 730 (seven hundred and thirty) calendar day performance term from September 26, 2008 consequently until September 25, 2010.

III.- The parties signed the following attachments as part of the original contract:

Exhibit A	BLUEPRINTS AND THEIR RELATIONSHIP

Exhibit B	GENERAL AND PARTICULAR SPECIFICATIONS OF THE PROJECT

EXHIBIT B-1	NORMS

EXHIBIT DE-10	CATALOG OF CONCEPTS

EXHIBIT DE-10A	UNIT PRICE CATALOG

EXHIBIT DT-12	CALENDAR PROGRAM FOR GENERAL EXECUTION OF THE WORKS

EXHIBIT DT-3	LIST OF MACHINERY AND/OR EQUIPMENT AND THEIR PHYSICAL LOCATION

EXHIBIT DT-10	LIST OF ITEMS USED TO FORM THE PROPOSAL

EXHIBIT DSP	MATERIALS AND PERMANENT INSTALLATION EQUIPMENT SUPPLIED BY PEP

EXHIBIT “E”	MACHINERY AND EQUIPMENT TO BE SUPPLIED BY PEP (DIFFERENT FROM THOSE RELATED TO PERMANENT INSTALLATION)

EXHIBIT G	DOCUMENTS REQUIRED BY FINANCIAL SOURCES

EXHIBIT G-1	CERTIFICATE REGARDING LAND OF ORIGIN OF GOODS AND/OR SERVICES

EXHIBIT S	SAFETY, WORK HEALTH AND ENVIRONMENTAL PROTECTION OBLIGATIONS OF SUPPLIERS OR CONTRACTORS PERFORMING ACTIVITIES IN PEMEX EXPLORACIÓN Y PRODUCCIÓN FACILITIES

EXHIBIT BEO	TERMS AND CONDITIONS OF USE FOR ELECTRONIC LOGBOOK

EXHIBIT DT-17	COMMON PROPOSAL PRIVATE AGREEMENT

IV.- According to its purpose, the contract is performed in the Poza Rica-Altamira Comprehensive Asset of PEP’s North Region; however in Exhibit “B” within the chapter “Scope” a possibility was established to perform the same in PEP’s North Region Assets.

V.- By means of official communication No. 203-21600-1067-2009 dated September 28, 2009 and a Technical Opinion, the Assistant Manager’s Service Office for the North Division Contract requests the Superintendent’s Office for Material Resources, North Division, to draft an agreement including new concepts regarding an amount increase, as well as the Tertiary Oil Project of the Gulf, to contract number 424048860. The latter is pursuant to the following justification contained in the technical opinion:

By means of official communication 999-21000-2600-449-2009, the Residence of Contracts of the Operating Unit for Gulf Tertiary Oil Drilling based on the scope chapter of the contract that specifies that works subject matter of the same shall be performed in PEP’s Assets of the North Region, requested the Assistant Manager’s Office for Contract Services, North Division, to perform actions to enter into an agreement to Include the Tertiary Gulf Oil Project by increasing the contract amount of contract No. 424048860 with duration until September 25, 2010; the purpose of the latter is to contribute to meet the 2009 and 2010 Well Repair Program of the Tertiary Gulf Oil Comprehensive Asset.

Likewise, by means of communications 208-21000-21600-1376/2008 and 208-21000-218000-1-0655-2009, the Contract Office of the Poza Rica- Altamira Drilling Operation Unit, due to its needs and to operation programs, requested the Assistant Manager’s Office for Contract Services, North Division, to take all steps to enter into an agreement including new concepts (works with steel line units and rod equipment, respectively) into contract no. 424048860 in order to contribute in a timely and more efficient manner to the development and compliance with operation works and programs.

I. TECHNICAL ASPECT

Inclusion of the Gulf Tertiary Oil Project

The following items are within the works performed under contract no. 424048860 and required to be included in the Tertiary Gulf Oil Project:

•	Major repairs

•	Minor repairs

•	Pneumatic pumping conversion

•	Mechanical pumping conversion

•	Rehabilitation of pneumatic pumping

•	Rehabilitation of mechanical pumping

•	Water injector conversion

•	Change of flowing rig

•	Well improvement identification

•	Infrastructure works (reconditioning of paths and platforms)

The need to include the Tertiary Gulf Oil Project is based on the need to cover a substantial increase to PEP’s operation contracts; the latter is shown in the existing project portfolio. The following chart shows the operation contract for the Tertiary Gulf Oil Comprehensive Asset that covers 4,071 major repairs and 17,777 minor repairs from 2009 to 2023.

ATG Comprehensive Asset	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	TOTAL
Major repairs	501	300	300	300	300	300	300	300	300	300	300	300	300	300	300	4,701
Minor repairs	274	1,396	1,294	1,127	1,193	1,224	1,226	1,168	1,130	1,216	1,099	1,270	1,235	1,245	1,080	17,177

TOTAL	775	1,696	1,594	1,427	1,493	1,524	1,526	1,468	1,430	1,516	1,399	1,570	1,535	1,545	1,380	21,878

Thereafter and based on the need to replace and increase production fees of the North Region for this year in the Tertiary Gulf Oil Comprehensive Asset, 775 well repairs were programmed, 501 major and 274 minor repairs among them, and to perform that work volume 34 repair equipment units were programmed; and since PEP does not have sufficient infrastructure to take care of that volume, operation fronts to work on the Tertiary Gulf Oil Comprehensive Asset are programmed to be formed as follows:

SCHEME	EQUIPMENT
Management	8
Contract 424047834 (Replacement Bid I Contract 424047834) (Replacement Bid II Contract 424047834)	14 (7 (7	) )

Contract 424048860	6
Contract 424048861	6

Total	34

This contract shall contribute with an average of 18 monthly interventions in wells located in locations of the ATG Comprehensive Asset and be performed by operating 6 well repair equipment units, thus contributing with 18% of the total interventions to be performed in this Asset in 2009 and 2010 respectively. This contract currently operates with 4 repair equipment units in the Poza Rica – Altamira Comprehensive Asset, and the 6 equipment units contemplated to work in the ATG Comprehensive Asset are independent from them.

By including the Tertiary Gulf Oil Project, an insertion is necessary in the third paragraph of point 3.5 of exhibit “B” General Work Specifications in order to agree with Contractor on the possibility to request additional equipment as follows:

It reads:

“Pursuant to operation requirements of the Yearly Intervention and Investment Program, PEP may request CONTRACTOR 1 (one) up to 2 (two) additional well repair equipment units to total 7 (seven) equipment units supplied by Contractor, either together or in a separate manner, and this shall be informed to CONTRACTOR and the latter shall supply the same no later than 60 days thereafter”.

It should read:

“Pursuant to operation requirements of the Yearly Intervention and Investment Program, PEP may request CONTRACTOR 1 (one) up to 2 (two) additional well repair equipment units to total 6 (six) equipment units supplied by Contractor, either together or in a separate manner, and this shall be informed to CONTRACTOR and the latter shall supply the same no later than 60 days thereafter”. However, in the event it is required due to operation requirements, PEP may, by common consent with contractor, request him additional equipment besides the aforementioned equipment units.

Works with Steel Line Units

Work concepts that UOPRA has to include in the aforementioned contract are mechanical operation works with steel line units for land oil wells in their repair, maintenance, termination and/or non-equipment operation stage, using mechanical tools in 2  3/8”, 2  7/8”, 3  1/2” and 4  1/2” production rigs in wells of the North Region, since said work concepts are necessary to contribute to meet PEP’s operation programs.

The purpose of performing these works is to give support to oil well repair and maintenance operations where several mechanical operations have to be worked out in production rigs that are securely operated and where performance of the same requires the use of sophisticated tools in different diameters and technical specifications depending on the rig to be operated.

The incorporation of works with steel line units to contract no. 424048860 results from the need to meet a 27% increase in well repair operations programmed for this year’s POT-I with respect to the former year, since PEP does not have sufficient units to meet mechanical operations resulting from repair works currently performed by UOPRA with a total of 20 equipment units, because it only has 7 steel line units, not being sufficient to comply with this program.

AIPRA

In the same way in which there was an increase in this year’s programmed activities, there is an increase to the following years. This may be observed in the current project portfolio as shown in Chart 1. That is why it is important to have steel line works, since they will help to meet operation programs in subsequent years.

It should be noted that performing works with a steel line unit aims to strengthen the strategic plans of the Poza Rica-Altamira and the Gulf Tertiary Oil Comprehensive

Assets and timely meet the established commitments and goals by avoiding waiting periods in well repair, maintenance and termination operations currently being suffered for a lack of the required steel line units, and thereupon a timely intervention that allows optimization and continuity to well repair activities, among other primary activities aimed at maintaining hydrocarbon production standards.

Works with steel line units shall contribute a good degree to the success of repair, maintenance and completion works of North Region Wells and thus contribute to meet Operation Programs, since as stated hereinabove, waiting times are to be avoided, being the same non-productive times that do not generate value to the project.

The contract currently has a $28’264,360.79 pesos (twenty eight million two hundred sixty four thousand three hundred and sixty pesos 79/100 Mexican currency) fiscal year plus US$7’365,711.53 (seven million three hundred sixty five thousand seven hundred eleven US dollars 53/100) highlighting that there is a sufficient amount to guarantee continuity of operation programs of the Poza Rica-Altamira Comprehensive Asset in an efficient and secure manner.

In order to comply and provide continuity to PEP’s operation contract regarding oil well repair and maintenance work in the North Region, it is requested to include the Gulf Tertiary Oil Project into contract no. 424048860 with an increase amounting to US$24’999,998.33 (twenty four million nine hundred ninety nine thousand nine hundred ninety eight US dollars 33/100). This amount covers programmed works to be performed in the ATG Comprehensive Asset in 2009 and is covered by budget projects shown in chart no. 2. It is worth mentioning that due to budget provisions, the amount regarding works to be performed in 2010 could not be obtained and will be pending.

YEAR	ITEM		FUND	FUNCTIONAL AREA	COST CENTER	FINANCIAL POSITION	US$ AMOUNT
2009	11D	GULF TERTIARY OIL PROJECT	FEX	11DP0000BP527900	2251000022538140	314302515	10,000,000
2009	11D	GULF TERTIARY OIL PROJECT	PEF	11DD9E00PD127908	2251000022538140	314302515	15,000,000

CHART NO. 2

DESCRIPTION	AMOUNT
Amount increase in national currency		$41’043,200.00 pesos
Dollar homologated total at the exchange rate of the date of opening of proposals 10.2608	US$	4’000,000.00
Amount increase in US dollars	US$	21’000,000.00

TOTAL	US$	25’000,000.00

As a result of the above, Contract 16 (sixteen) New Concepts is included and this may be observed in Exhibit DE-10,1 attached to this opinion and the contract amount is extended to $41’043,200.00 Mexican Currency (forty one million forty three thousand two hundred pesos 00/100 Mexican Currency) plus US$21’000,000.00 (twenty one million US dollars 00/100), resulting in a new contract amount of $275’299,957.01 Mexican Currency (two hundred seventy five million two hundred ninety nine thousand nine hundred fifty seven pesos 01/100 Mexican Currency) plus US$69’842,604.99 (sixty nine million eight hundred forty two thousand six hundred four US dollars 99/100) representing a 17.52% increase in Mexican Currency and 42.99% in USD of the original contracted amount.

The drafting hereof does no imply affecting any conditions with respect to the nature and essential features of the original contract purpose, on the contrary, by including said concepts the originally contracted works shall be performed in an efficient and safe manner.

VI.- The Area of Cost Engineering of the Superintendent’s Office for Material Resources North Division by means of an Economic Opinion dated November 5, 2009, with a prior economic analysis of the concepts added to the contract, considers admissible the insertion of new concepts since the same meet the required economic conditions and are convenient to the interests of PEMEX EXPLORACIÓN – PRODUCCIÓN to perform the work concepts described herein.

VII.- For work performance in the Tertiary Gulf Oil Comprehensive Asset there is sufficient budget under the Comprehensive Tertiary Gulf Oil conceptual project by means of financial position 314302515, and Cost Center 2251000022538140.

Representations

PEP represents that:

Mr. Benito Criollo Herrada as Manager of Oil Drilling and Maintenance North Division of the Well Drilling and Maintenance Unit represents to be legally capable to enter into this agreement on behalf and representation of PEP, evidencing his legal capacity and authority with a true copy of public deed number 130,023 dated May 29, 2009 granted by notary public 103 of Mexico City, Federal District, Mr. Armando Gálvez Pérez Aragón.

Contractor represents that:

1. Luis Lauro Moreno Ricart evidences his legal capacity and authority as Sole Administrator of Merco Ingeniería Industrial, S.A. de C.V. with a true copy of public deed number 2,053 dated September 5, 2003 granted by notary public 115 of the City of Reynosa, Tamaulipas, Mr. Jacinto Flores Peña, recorded before the Public Registry of Commerce of Reynosa, Tamaulipas under number 775, volume 2-016, commerce section dated October 1, 2003 and it has not been revoked, modified or limited at all.

2. José Andrés Suárez Canales evidences his legal capacity and authority as Special Attorney-at-Law of Forbes Energy Services LTD by means of Notary Certification number 12394 dated October 6, 2009 before Mr. A. Ramsés Capitanachi López, notary public no. 7 of the Seventh Notary Circumscription of the State of Veracruz; and that instrument is duly recorded before the Poza Rica, Veracruz Public Registry of Real Estate Property and Commerce under electronic commercial folio No. 7322*7 dated October 22, 2009.

Based on the above and pursuant to the Fourteenth and Fifteenth Contract Clauses, article 59 of the Public Works Law, and 69 to 80 of its Regulations, and considering that the execution hereof does not imply a substantial change to the original project, nor changes the purpose of the project, nor affects conditions related to the nature and material characteristics of the contract’s purpose and that are maintained as originally agreed upon, nor is it executed to avoid in any manner whatsoever compliance with the Law and Treaties, the parties agree upon the following:

CLAUSES

First: Work performance in the Tertiary Gulf Oil Operation Unit

PEP and Contractor shall perform the works provided hereunder in the Tertiary Gulf Oil Comprehensive Asset located in Pemex Exploración y Producción North Region, prevailing the prices originally agreed upon, and therefore Contractor shall not effect any additional charge for work performance, since they all have the same nature and scope as originally contracted.

Second: Inclusion of New Concepts with Additional Amount Increase.

Pursuant to Background points V, VI and VII hereof, the parties shall include 16 (sixteen) New Concepts regarding extraordinary items under numbers: 6.9, 15.1, 15.2, 15.3, 15.4, 15.5, 15.6, 15.7, 15.8 15.9, 15.10, 15.11, 15.12, 15.13, 15.14 and 15.15, as explained in further detail in Exhibit “B” Additional that adds on Exhibit “B”, and Exhibit DE-10A-1 that complements Exhibit DE-10A and that form part hereof.

Likewise, the parties shall increase the contract amount in $41,043,200.00 pesos national currency (forty one million forty three thousand two hundred pesos 00/100 Mexican Currency) plus US$21’000,000.00 (twenty one million US dollars 00/100) that added to the originally agreed upon amount of $234,256,757.01 pesos (two hundred thirty four million two hundred fifty six thousand seven hundred and fifty seven Mexican pesos 01/100 Mexican Currency) plus US$48,842,604.99 (forty eight million eight hundred forty two thousand six hundred four U.S. dollars 99/100) result in a new contract amount of $275’299,957.01 Mexican Currency (two hundred seventy five million two hundred ninety nine thousand nine hundred fifty seven pesos 01/100 Mexican Currency) plus US$69’842,604.99 (sixty nine million eight hundred forty two thousand six hundred four US dollars 99/100).

The increase percentage equals 17.52% in Mexican Currency plus 43% in USD with respect to the original contracted amount.

Third. Modified Total Amounts

As a consequence of the foregoing, the Second Clause is modified regarding the “Contract Amount” as follows: “The total amount hereof is $275’299,957.01 Mexican Currency (two hundred seventy five million two hundred ninety nine thousand nine hundred fifty seven pesos 01/100 Mexican Currency) plus US$69’842,604.99 (sixty nine million eight hundred forty two thousand six hundred four US dollars 99/100) plus Value Added Tax.”

Fourth: Changes to Contract Exhibits.

Exhibit B is modified.- General Specifications, in point A.1 to include the Tertiary Gulf Oil Comprehensive Asset within the contract scope under the terms and conditions agreed upon hereunder and in the respective Contract.

Exhibit B is modified.- General Specifications, in point D.4, to agree upon contractor’s obligation to supply all necessary personnel and equipment to perform the works in the Tertiary Gulf Oil Comprehensive Asset pursuant to descriptions and characteristics described in that exhibit.

Exhibit B is modified.- General Specifications, in point 3.5, third paragraph to add a new paragraph to read as follows:

“Pursuant to operation requirements of the Intervention and Investment Yearly Program, PEP may request CONTRACTOR 1(one) up to 2(two) additional well repair equipment units to total 6 (six) equipment units supplied by Contractor, either together or in a separate manner, and this shall be informed to CONTRACTOR and the latter shall supply the same no later than 60 days thereafter”. However, in the event it is required due to operation requirements, PEP may, by common consent with contractor, request additional equipment from him besides the aforementioned equipment units.

Fifth: Other provisions.

The parties agree that the works shall be preformed under the terms and conditions provided hereunder and in contract 424048860 and its respective exhibits, and any references in the contract and exhibits to the Poza Rica-Altamira Comprehensive Asset by virtue hereof shall be deemed applicable to the Gulf Tertiary Oil Comprehensive Asset.

Sixth: Exhibits.

As a consequence of the agreement contained in the Second Clause hereof, the Thirty Ninth Clause of the agreement is modified to include “Exhibit “B Additional” and Exhibit DE-10A-1 that form part hereof.

Seventh: Endorsement as Collateral.

Contractor in order to secure compliance with his obligations hereunder shall deliver to the Superintendent’s Office of Material Resources of the Alternate Administration and Finance Manager’s Office of Well Drilling and Maintenance North Division with offices located in the Administrative Building of the Well Drilling and Maintenance Manager’s Office, North Division, ground floor, colonia Herradura, C.P. 93370 of this city on the date of formalization hereof; an amount increase endorsement to surety bond(s) regarding due compliance originally provided in the Seventeenth Clause hereof regarding a contract compliance guarantee and a hidden defect guarantee amounting to $4’104,320.00 Mexican Currency (four million one hundred and four thousand three hundred twenty pesos 00/100 Mexican Currency) plus US$2,100,000.00 (two million one hundred thousand US dollars 00/100) equal to 10% of the amount increased hereunder and covering works performed in the Gulf Tertiary Oil Comprehensive Asset and other terms hereof, as well as a Risk Increase endorsement to the Insurance Policy provided in the Eighteenth Clause covering works performed in the Gulf Tertiary Oil Comprehensive Asset, indicating that the same are joint and undividable from the original bond, delivered to guarantee compliance with the contract and covering the terms hereof; in the understanding that the lack of timely submission of those documents shall allow PEP to suspend invoice payments regarding works performed in the Tertiary Gulf Oil Comprehensive Asset at the increased amount cost that has been presented or is to be presented for collection until those policy endorsements are satisfactorily delivered. That suspension shall not generate payment of financial expenses since it is a cause attributable to Contractor and may be a cause for rescission.

Eighth: Survival of provisions.

All clauses of contract no. 424048860 and their exhibits remain in effect, except as provided hereunder; any reference or provision in the contract or its exhibits that applies to the Poza Rica-Altamira Comprehensive Asset of the Pemex Exploración y Producción North Region, shall be deemed applicable to the Tertiary Gulf Oil Comprehensive Asset.

Except for the aforementioned clauses that must be understood hereunder as surviving with no change, all provision of the contract and its exhibits, as well as the 730 (seven hundred and thirty) calendar day time period for performance from September 26, 2008 and consequently ending on September 25, 2010.

After this instrument has been read by the contracting parties and being the same duly informed of its content and scope, they sign it by common consent in 3 counterparts in the City of Poza Rica de Hidalgo, Veracruz, on December 4 2009.

On behalf of:

Merco Ingeniería Industrial, S.A. de C.V.	Forbes Energy Services LTD

/s/ Luis Lauro Moreno Ricart	/s/ José Andrés Suárez Canales
Luis Lauro Moreno Ricart	José Andrés Suárez Canales
Sole Administrator	Special attorney-in-fact

PEMEX Exploración y Producción

/s/ Benito Criollo Herrada
Benito Criollo Herrada
Manager of Well Drilling and Maintenance North Division Of the Well Drilling and Maintenance Unit

Revision:

Administrative	Technical

/s/ Hugo Amaya Enderle	/s/ Luis Angel Ayala Gómez
Hugo Amaya Enderle	Luis Angel Ayala Gómez
Acting secretary of the Alternate	Contract Services Alternate Manager
Administration and Finance Manager’s Office	P.M.P., D.N.
P.M.P., D.N.

This page forms part of Agreement No. 1 (ONE) of Contract No. 424048860 signed on December 4, 2009 that consists of 12 (twelve) pages.

Drafted by:

/s/ Jorge Avendaño López
Jorge Avendaño López
Acting secretary of the Material Resources Superintendent’s Office
P.M.P., D.N

Legal review by:

/s/ Lic. Eduardo Montesinos Martínez
Lic. Eduardo Montesinos Martínez
Legal Service Alternate Manager
Poza Rica Northeast Region

This page forms part of Agreement No. 1 (ONE) of Contract No. 424048860 signed on December 4, 2009 that consists of 12 (twelve) pages.

PEMEX EXPLORACIÓN Y PRODUCCIÓN

WELL DRILLING AND MAINTENANCE MANAGER’S OFFICE, D.N.

CONTRACT SERVICE ALTERNATE MANAGER’S OFFICE, D.N.

EXHIBIT B (ADDITIONAL)

DESCRIPTION AND SCOPE OF CONCEPTS TO BE INCLUDED

Mechanical operations with steel line units include a process whereby special tools are lowered with steel line using different devices within the well, and include transportation of the same to the well by PEP, installation time and dismantling of equipment, introduction into the well of rig operation and accessories; it includes surface pressure control equipment for 5,000 work psi (preventing device, lubricators, among others), well calibration using adequate printing blocks according to the internal diameter of the well’s production rig to be operated and to PEP’s request, likewise, items to be included regarding works with steel line units also include sample taking and a final report of the operation in printed and electronic mode.

For adequate performance of the works with steel lines, Contractor shall meet the following PEP procedures:

Procedure to perform operations with steel line: PE-IE-OP-005-2008

The works shall be performed with a transportable Steel Line Unit with internal combustion engine, transmission and torque converter, hydraulic winch and mast, with 0.092” to 0.125” diameter stainless steel cable according to PEP’s requirement, with dashboard indicating weight and depth, with adequate dimensions to drive without restrictions in federal and state roads and easy access to well locations where works will be performed. Moreover, works to be performed with rod equipment (simplified equipment) shall be wells with mechanical pumping production rigs. Those works consist of rod recovery and installation, as well as changing pumps that have deficiencies in that rig; the purpose of the latter is that upon correcting said deficiency the well may continue and maintain its production level; it is noted that upon performing those works with simplified (rod) equipment operation times will be optimized, since that equipment has less components, and this makes its movement and operation faster, as well as cheaper with respect to a conventional repair equipment.

ITEM 6.9.	WORK WITH SIMPLIFIED EQUIPMENT (ROD DEVICE) FOR RID INTRODUCTION AND RECOUP AND PUMP CHANGE

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Performance: this work requires a 375 HP transportable equipment installed in a 4 ax truck with internal combustion engine and electronic control for 8530 feet (2547 m) depths. The equipment is equipped with double drum winch, brake system cooled down by water with pneumatic clutch and impact device in the crown, telescopic mast of hydraulic operation, with 69 feet (21.04 m) height and 151,746 pound (68,892 Kg) loading capacity equipped with traveling pulley, crown and 6 line caparison, mechanical pump hanging rod device, continuing stairs to the crown, three-stage hydraulic jack, anti wind for mast fixing, hanging device and “chango” exhaust line, hydro pneumatic control dashboard; weight, pressure and torque indicator, emergency and alarm stop. It includes 5000 psi pressure control equipment that consists of double 7  1/16” preventing device with 2  3/8” to 4  1/2” rams with 2  1/16” lateral exits, as well as a rod preventing device.

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Process: Contractor shall perform the works in mechanical pump production gears, change the pumps with rod equipment, rod recoup and/or new rod kit installation with 375 HP rod equipment under the program requested by PEP as stated in the work order.

•	Verification: PEP’s supervisor shall verify compliance of the operation requested with the work order.

•	Measurement: Payment units are calculated in days.

ITEM 15.1	CALIBRATION FOR 2 3/8” TO 4 1/2” PIPELINES WHEN THE OBJECTIVE IS NOT MET

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Description: it is the steel line execution process, introduction and recoup of calibration systems for 2  3/8”-4  1/2” diameter pipelines with impression block, paraffin or die-cutters; it includes inner depth (P.I.) verification, print making and 5,000 PSI pressure control equipment. When due to well conditions there is a resistance and an initiated Service is interrupted with a diameter and a new one has to be taken down with a lower one, the depth charge shall be paid considering the maximum achieved, regardless of the number of runs into the well and of the calibrator diameters used for that purpose. 0° to 88° deviation well operations have to be considered (case of horizontal wells). Likewise, with this item, in the event that due to well conditions it is not possible to reach the programmed depth in one of the other steel line work concepts and PEP decides to suspend the operation, payment shall be made by meter according to the maximum depth attained by that operation.

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Performance: a winch operator and assistant are needed, as well as calibration tools (print block, paraffin stamper or cutter), weight bars, mechanical scissors, flexible deviator joints (knees), movement joints (mobile), smaller tools like adaptors, flange connections and joints, Steel Line Unit, with mechanical and electronic depth system, surface tension-weight system, as well as operation activities to be performed such as: installation, assembly, testing and uninstalling movements for adequate work performance.

•	Verification: PEP’s supervisor shall verify compliance with the operation program according to the Work Order.

•	Process: it is considered to perform pipeline calibration works, inner depth verification and seal printing at a given depth and under PEP’s requested program as stated in the Work Order.

•	Measurement unit: the amount to be estimated shall be by (meter) depending on the calibrated depth.

ITEM 15.2	SAMPLE RECOUP WITH BUCKET OR SAMPLE BARREL.

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Description: it is the fluid depth sample taking process with steel line unit and consists of sample taking with bucket or barrel samplers in the well. It includes well calibration with a minimum  1/8” diameter larger than the tool to be introduced and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations have to be considered (case of horizontal wells). Equipment and accessories have to be considered for this item and the same will have to be compatible with PEP’s reservoir laboratory equipment and bottles according to the amount of samples requested by PEP.

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, sample bucket or barrel that supports corrosive environment are needed, as well as 0.600 cc volume Steel Line Units with mode depth recording system: mechanic and electronic, superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Works are considered to be performed at a depth and under the registration program for deep sample taking according to the Work Order and PEP’s needs.

•	Verification: PEP’s supervisor shall verify the quality of the recovered sample, as well as compliance with the operation program according to the Work Order.

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Measurement Unit: the amount to estimate shall be by (work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.3	OPENING OR CLOSING OF SLIDING SHIRTS

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Description: it is the process of performing with steel line tool the introduction and recoup for shirt opening and closing, supplied by PEP. The goal of shirt opening is to establish communication between production pipelines and the annular space. The closing shirt is to isolate that communication, including calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with operation tools according to the type of shirt within the well (example, Otis type “B”, Camco, Baker shirt operator, etc.), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth system mode: mechanic and electronic, superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

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Process: Works are considered to be performed with Steel Line Unit and accessories to perform opening and/or closing operation of sliding shirts that allow communication or not between production pipelines and the annular space at the designated depth and under the program requested by PEP in the Work Order.

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Verification: PEP’s supervisor shall verify compliance with the operation program for the opening and/or closing operation of the sliding shirts that allow communication or not between pipelines and the annular space according to requests contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.4.-	TO PLACE OR RETRIEVE MECHANICAL STOPPER.

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Description: it is the process of performing with steel line the introduction and placement of a mechanical stopper supplied by PEP within a production pipeline to try to maintain all the rig with pressure, the middle tree valves or as an additional safety device while changing the middle tree valves by preventing devices or vice versa, including calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for stopper placement or recoup (mechanical lock, blind stopper with matching system, releaser and fisher as well as its respective matching extensions), depending on its type or brand (example, Otis, Camco MA and CA, Baker FWG stopper, etc.), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic, superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Placement and recoup works of the mechanical stopper at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for placement or recoup of the mechanical stopper according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.5.-	TO PLACE OR RECOVER FOOT VALVE

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Description: it is the process of performing placement or recoup of foot or retention valves with steel line to allow a one way flow. Once placed in its nipple, it does not allow any flow from outside into the inner part of the well. The foot valve shall be supplied by PEP, includes calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for foot valve placement or recoup (releaser and fisher), depending on its type or brand (example, Otis, Camco MA and CA, Baker FWG stopper, etc.), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic, superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Placement and recoup works of the foot valve at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for placement or recoup of the foot valve according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.6.-	TO PLACE AND RECOUP PNEUMATIC PUMP VALVE.

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Description: it is the process of performing placement or recoup of Pneumatic Pump valves with steel line. The purpose is that these valves operate gas injection into the production pipeline to lighten the column of oil and produce it to the surface. The Pneumatic Pump valve shall be supplied by PEP. Unit Line accessories include calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for BN valve placement or recoup (releaser and fisher), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic, superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Placement and recoup works of the Pneumatic Pump valve at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for placement or recoup of the pneumatic pump valve according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.7	TO PLACE OR RECOUP PNEUMATIC PUMPING SHUTTER

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Description. It is the process of performing with steel line placement or recoup of a Pneumatic Pumping shutter to inject gas inside the production pipeline. When it has been placed in its seat. The Pneumatic Pumping shutter shall be supplied by PEP. Line unit accessories include calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for Pneumatic Pumping shutter placement or recoup (releaser and fisher), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic, superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Placement and recoup works of the Pneumatic Pump shutter at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for placement or recoup of the pneumatic pump shutter according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.8	TO RECOVER MATCHING ELEMENT OF PNEUMATIC PUMPING ACCESSORY.

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Description. It is the process of performing with steel line recoup of the matching rod of a pneumatic pumping accessory and thus establish communication matching the existing pressures between the annular space and the production pipeline in the rigs that have pneumatic pump chucks. The Pneumatic Pumping matching element of the accessory shall be supplied by PEP. It includes calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories to recoup accessory equalizing element of pneumatic pumping (special element fishers), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic, superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Recoup works of the equalizing element of pneumatic pumping at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

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Verification. PEP’s supervisor shall verify compliance with the operation program for placement or recoup of the equalizing element of the pneumatic pump according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.9.-	TO PLACE AND RECOUP PIPELINE ANCHOR: 2 3/8”, 2 7/8”, 3 1/2” and 4 1/2”

•	Description: It is the process of performing with steel line placement or recoup of the 2 3/8”, 2 7/8”, 3 1/2” and 4 1/2” pipeline anchor to prevent a loss of pneumatic pump valves and accessories during a change of the same. The pipeline anchor shall be provided by PEP. It includes calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for pipeline anchor placement or recoup (special fishers and JD type releaser), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic, steel line superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Placement and recoup works of pipeline anchors at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for fish displacement according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.10.-	TO PLACE OR RECOUP BOTTOM THROTTLE ACCORDING TO PIPELINE DIAMETER.

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Description: It is the process of performing with steel line the introduction and placement or recoup at a given depth indicated by PEP of the bottom throttle in 2  3/8”, 2  7/8”, 3  1/2” and 4  1/2” pipelines. It includes calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for bottom throttle placement or recoup (fisher, releaser and bottom throttle packer with different diameters), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic, steel line superficial tension-weight system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Placement and recoup works of the bottom throttle according to the pipeline diameter at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for placement or recoup of bottom throttles according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.11.-	TO PLACE OR RECOUP PEP’S ANCHOR WITH PRESSURE-TEMPERATURE SENSORS.

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Description: It is the process of performing with steel line placement or recoup of 2  3/8”, 2  7/8”, 3  1/2” and 4  1/2” diameter pipelines of an anchor with pressure-temperature recording sensors to provide a mechanism that allows to host and hang measurement instruments, installing them with a mechanical nipple or tubing stop in an anchor tubing less (optional) according to the pipeline’s diameter and to the program indicated by PEP. This work is generally performed in tests with prolonged data monitoring of 7, 15, 20, 30 days, etc. time periods, that will depend on the memory capacity of the data recording instrument. Recoup of the anchor with sensor is done, in general, when the maximum time to obtain information from a used device has been met, either to replace or to definitely withdraw the same. It includes calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for placement or recoup of the anchor with pressure and temperature sensor (fisher, releaser, anchor mechanical lock, shock absorber, centralizer and measurement instruments), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic and superficial tension (weight-tension) system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Placement or recoup of anchor with pressure and temperature sensor at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

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Verification. PEP’s supervisor shall verify compliance with the operation program for placement or recoup of anchor with pressure and temperature sensor according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.12.-	TO DISPLACE RESISTANCE OR FISH.

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Description: The purpose of fish displacement with steel line is to slide and strike with a scissor an obstruction that prevents free passage into the well through the production rig until it may go to the bottom leaving free access to any other tool to be introduced. It includes calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, together with the respective accessories for fish displacement (blind box), weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints, Steel Line Units with depth measurement system in mode as follows: mechanic and electronic and superficial tension (weight-tension) system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Resistance or fish displacement works at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for fish displacement according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.13.-	STEEL LINE FISHING

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Description: The purpose of fishing with a Steel Line Unit is to recoup tools and/or accessories that stayed as fish within the well. It includes calibration and 5,000 PSI pressure control equipment. 0° to 88° deviation well operations are to be considered (case of horizontal wells).

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Performance: a winch operator and two assistants, calibration tools (printing block, paraffin stamper or cutter) are required, weight bars, mechanical scissors, flexible detour joints (knees) and moving (mobile) joints, minor tools like adapters, flange connections and joints. There are several fishing tools with specific purposes for this type of operation such as: davit harpoon (for wire fishing), JD or JU type fisher (to fish tool with fish neck), O’Bannon type fisher (for tools without fish neck). Steel Line Units with depth measurement system in mode as follows: mechanic and electronic and superficial tension (weight-tension) system, as well as activities to be performed in the operation such as: installation movements, assembling, testing and uninstalling for adequate work performance.

•	Process: Fish displacement works with steel line at a given depth are considered to be performed and under the program requested by PEP in the Work Order.

•	Verification. PEP’s supervisor shall verify compliance with the operation program for steel line fishing according to the request contained in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Day) depending on the program requested by PEP. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

ITEM 15.14.-	5,000 PSI PRESSURE CONTROL EQUIPMENT TO USE WITH H2S/CO2.

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Description: This service shall have all pressure control equipment components for sour environments (H2S and/or CO2) and includes accessories for proper performance such as: flange adapters, nuts and bolts with rings for 5,000 PSI. The team shall present the respective certification, as well as the respective recently preformed tests (not older than one year). This Service must include a basic and original kit of parts.

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Performance: A pressure Control Equipment Operator, 5,000 PSI pressure control equipment for sour environments with all necessary components and accessories for its proper performance and operation, as well as several activities to be performed during operation: installation movements, assembling, tests and uninstalling for proper work performance.

•	Process: Works are considered to be performed with pressure control equipment for sour environments under the requested program as stated in the Work Order and at PEP’s request.

•	Verification: PEP’s supervisor shall verify compliance with the operation program with 5,000 PSI pressure control equipment for sour environments as requested in the Work Order.

•	Measurement Unit: The amount to estimate shall be per Day or Day prorate depending on the program requested by PEP and considering full service.

ITEM 15.15.-	TO DRILL 2 3/8”, 2 7/8” AND 3 1/2” PRODUCTION PIPELINES WITH STEEL LINE EQUIPMENT.

•	Description: A production pipeline is drilled when the well has to be controlled and its production rig lacks of a sliding shirt. This work is performed with a Steel Line unit.

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Performance: An operator and an assistant are required. The equipment consists of a winch, calibration tools, accessories (printing block, paraffin stamper or cutter), a 5000 psi lubricator. The Steel Line unit will be installed, the punching tool shall be assembled and taken down at a depth specified by PEP, the pipeline shall be drilled then withdrawn, well tools shall be tested with pressure and circulation work effectiveness. The charge shall be supplied by PEP.

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Process: Works are considered to be performed with Steel Line Unit and accessories to drill production pipelines that allow communication or not among production pipelines and the annular space at a designated depth and under the program requested by PEP in the Work Order.

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Measurement Unit: the amount to estimate shall be by (Work) depending on the program requested by PEP and considering complete work. In the event that due to well conditions the programmed depth is not reached and PEP decides to suspend the operation, payment shall be made under Item 15.9. The amount to estimate would be by meter according to the maximum depth reached.

Merco Ingeniería Industrial, S.A. de C.V.	Forbes Energy Services, LTD

/s/ Luis Lauro Moreno Ricart	/s/ José Andrés Suárez Canales
Luis Lauro Moreno Ricart	José Andrés Suárez Canales
Sole Administrator	Special attorney-in-fact

Pemex Exploración y Producción

/s/ Luis Angel Ayala Gómez
Luis Ángel Ayala Gómez
Alternate Manager for Contract Services, D.N.

GVT/MAS

(Illegible signature)

Contract 424048860